            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
          SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

CHECK THE APPROPRIATE BOX:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (under Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                    First Citizens BancShares, Inc.
            (Name of Registrant as Specified In Its Charter)

                    First Citizens BancShares, Inc.
               (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEES (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2).
[ ]      $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:



         2)       Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



         4)       Proposed maximum aggregate value of transaction:



         5)       Total fee paid:



[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:



         2)       Form, Schedule or Registration Statement No.:



         3)       Filing Party:



         4)       Date Filed:

                        FIRST CITIZENS BANCSHARES, INC.
                             POST OFFICE BOX 27131
                       RALEIGH, NORTH CAROLINA 27611-7131
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 1996
     NOTICE is hereby given that the Annual Meeting of Shareholders of First Citizens BancShares, Inc. ("BancShares") will be held as follows:

                            Place:   First-Citizens Bank & Trust Company
                                     Second Floor Conference Room
                                     239 Fayetteville Street Mall
                                     Raleigh, North Carolina
                            Date:    Monday, April 22, 1996
                            Time:    1:00 p.m.

     The purposes of the meeting are:
     1. To elect a 25-member Board of Directors, each member to hold office for a term of one year or until his or her respective successor is duly elected and qualified.
     2. To ratify the appointment of KPMG Peat Marwick LLP as BancShares' independent public accountants for 1996.
     3. To transact any other business that may properly come before the Annual Meeting.
     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE THE PRESENCE OF A QUORUM, ALL SHAREHOLDERS, EVEN THOUGH THEY PLAN TO ATTEND, ARE URGED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT AND VOTE IN PERSON IF YOU ATTEND THE MEETING.
                                      By Order of the Board of Directors
                                      (Signature of Alexander G. McFadyen, Jr.)
                                      ALEXANDER G. MACFADYEN, JR., Secretary
March 13, 1996

                        FIRST CITIZENS BANCSHARES, INC.
                             POST OFFICE BOX 27131
                       RALEIGH, NORTH CAROLINA 27611-7131
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 1996
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Citizens BancShares, Inc. ("BancShares") for use at the Annual Meeting of Shareholders of BancShares to be held in the Second Floor Conference Room, Raleigh Main Office, First-Citizens Bank & Trust Company, 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1 o'clock p.m. on April 22, 1996, or any adjournments thereof. In addition to solicitation by mail, proxies may be solicited personally or by telephone by directors, officers or employees of BancShares and its subsidiary, First-Citizens Bank & Trust Company ("Bank"). Expenses of such proxy solicitation will be paid by BancShares. Persons named in the proxy to represent shareholders at the meeting are: Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., Frank B. Holding, Jr., Lewis T. Nunnelee, II, and David L. Ward, Jr. This Proxy Statement is first being mailed to shareholders on March 13, 1996.
     A proxy form that is properly executed and returned, and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given, the proxy will be voted FOR the slate of 25 nominees named herein for election to the Board of Directors, and FOR ratification of the appointment of KPMG Peat Marwick LLP as BancShares' independent public accountants for 1996. On such other matters as may properly come before the meeting, the proxy will be voted in accordance with the best judgment of the persons named in the proxy to represent the shareholders. If any nominee is unable to serve, the proxy may be voted for a person designated by the Board of Directors to replace such nominee. A shareholder who executes a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of BancShares either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and requesting the right to vote in person.
                         RECORD DATE; VOTING SECURITIES
     March 1, 1996, is the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the Annual Meeting shareholders will be entitled to cast the number of votes to which they are entitled based on the shares of BancShares' voting securities standing of record in their respective names at the close of business on that date.
     As of March 1, 1996, BancShares had issued and outstanding: 9,639,129 shares of Class A Common Stock, $1 par value per share, each share being entitled to one vote on each matter submitted for voting and on each director to be elected, and 1,766,464 shares of Class B Common Stock, $1 par value per share, each share being entitled to 16 votes on each matter submitted for voting and on each director to be elected.
     In the voting on each proposal described in this Proxy Statement (other than the election of directors) abstentions will have the same effect as votes against the proposal, but broker non-votes will have no effect.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES
     As of March 1, 1996, the shareholders identified in the following table beneficially owned more than 5% of one or both classes of BancShares' voting securities:

                                                                  COMBINED
                            BENEFICIAL OWNERSHIP                  CLASS A AND
                            CLASS A COMMON     CLASS B COMMON     CLASS B COMMON
NAME AND ADDRESS            AND PERCENTAGE     AND PERCENTAGE     PERCENTAGE OF
OF BENEFICIAL OWNER         OF CLASS           OF CLASS           TOTAL VOTES*
Claire Holding Bristow             50,995(1)         100,812(1)         4.39%
Summerville, SC                    (.53%)            (5.71%)
George H. Broadrick             1,265,048(2)         325,916(2)        17.10%
Charlotte, NC                    (13.12%)           (18.45%)
Hope Holding Connell               39,569(3)         109,197(3)         4.72%
Raleigh, NC                        (.41%)            (6.18%)
Elizabeth C. Holding               51,153(4)         100,885(4)         4.39%
Washington, DC                     (.53%)            (5.71%)
Frank B. Holding                2,580,922(5)         633,977(5)        33.57%
Smithfield, NC                   (26.78%)           (35.89%)
Frank B. Holding, Jr.              55,475(6)         105,943(6)         4.62%
Raleigh, NC                        (.58%)            (6.00%)
Lewis R. Holding                1,200,946(7)         328,494(7)        17.04%
Lyford Cay, Bahamas              (12.46%)           (18.60%)
Olivia B. Holding                  48,656(8)         104,015(8)         4.52%
Raleigh, NC                        (.50%)            (5.89%)

 * This column reflects the aggregate votes attributable to the combined shares of Class A and Class B beneficially owned by each principal shareholder listed above, as a percentage of the aggregate votes that may be cast by the holders of all shares of BancShares' outstanding voting securities.
(1) Claire Holding Bristow exercises sole voting and investment power as to 45,995 shares of Class A and 99,562 shares of Class B held on her own behalf. She exercises shared voting and investment power as to an additional 5,000 shares of Class A and 1,250 shares of Class B held in a trust for her benefit in a nominee name by the Bank's Trust Department. All of such shares also are included in the beneficial ownership shown above for her father, Frank B. Holding, who disclaims beneficial ownership as to such shares.
(2) George H. Broadrick exercises sole voting and investment power as to 55,742 shares of Class A held on his own behalf and as to 953,806 shares of Class A and 262,041 shares of Class B held by him as sole trustee of two irrevocable trusts for the benefit of the adult daughters of Lewis R. Holding. He exercises shared voting and investment power as to 245,500 shares of Class A and 61,375 shares of Class B held by him and Carolyn S. Holding as co-trustees of four irrevocable trusts for the benefit of Lewis R. Holding's adult daughters, which shares also are included in the beneficial ownership of Lewis R. Holding. Mr. Broadrick disclaims beneficial ownership as to 10,000 shares of Class A and 2,500 shares of Class B included above and owned by his spouse.
(3) Hope Holding Connell exercises sole voting and investment power as to 33,469 shares of Class A and 101,722 shares of Class B held on her own behalf. She disclaims beneficial ownership as to 1,200 shares of Class A and 6,250 shares of Class B held by her spouse on his own behalf and/or as custodian for their minor son. She exercises shared voting and investment power as to an additional 4,900 shares of Class A and 1,225 shares of Class B held in a trust for her benefit in a nominee name by the Bank's Trust Department. All of such shares also are included in the beneficial ownership shown above for her father, Frank B. Holding, who disclaims beneficial ownership as to such shares.
(4) Elizabeth C. Holding exercises sole voting and investment power as to 46,153 shares of Class A and 99,635 shares of Class B held on her own behalf. She exercises shared voting and investment power as to an additional 5,000 shares of Class A and 1,250 shares of Class B held in a trust for her benefit in a nominee name by the Bank's Trust Department. All of such shares also are included in the beneficial ownership shown above for her father, Frank B. Holding, who disclaims beneficial ownership as to such shares.
(5) Frank B. Holding exercises sole voting and investment power as to 1,638,050 shares of Class A held on his own behalf. He disclaims beneficial ownership as to 318,124 shares of Class A and 514,677 shares of Class B held by his spouse,
                                       2
    adult son and daughters and their spouses, and 24,700 shares of Class A and 6,175 shares of Class B held in a nominee name by the Bank's Trust Department for the benefit of his adult son and daughters, all of which shares are included above. He exercises shared voting and investment power as to an aggregate of 600,048 shares of Class A and 113,125 shares of Class B held by the following corporations and other entities which, for beneficial ownership purposes, are deemed controlled by Mr. Holding: First Citizens Bancorporation of South Carolina, Inc. (183,600 shares of Class A and 45,900 shares of Class B); Fidelity BancShares (N.C.), Inc. (100,000 shares of Class A); Southern BancShares (N.C.), Inc. (19,100 shares of Class A and 19,775 shares of Class B); Southern Bank and Trust Company (46,000 shares of Class A); Goshen, Inc. (54,000 shares of Class A); The Heritage Bank (23,628 shares of Class A); Yadkin Valley Company (4,995 shares of Class A and 1,725 shares of Class B); Yadkin Valley Life Insurance Company (700 shares of Class A and 175 shares of Class B); Twin States Farming, Inc. (4,900 shares of Class A and 1,225 shares of Class B); The Robert P. Holding Foundation, Inc., a charitable foundation of which Mr. Holding is a director (132,796 shares of Class A and 36,525 shares of Class B); and in a nominee name by the Bank's Trust Department (30,329 shares of Class A and 7,800 shares of Class B held in a fiduciary capacity for the benefit of various third parties). Included in Frank B. Holding's beneficial ownership are 268,820 shares of Class A and 46,225 shares of Class B also shown as beneficially owned by his brother, Lewis R. Holding, of which 30,329 shares of Class A and 7,800 shares of Class B also are included in the beneficial ownership of James B. Hyler, Jr. (See "OWNERSHIP OF SECURITIES BY MANAGEMENT"), and an aggregate of 245,848 shares of Class A and 520,852 shares of Class B also are included in the ownership of his adult son and daughters, each of whom is listed individually in the table above.
(6) Frank B. Holding, Jr. exercises sole voting and investment power as to 40,095 shares of Class A and 85,318 shares of Class B held on his own behalf and 6,780 shares of Class A and 18,750 shares of Class B held by him as custodian for his minor children. He exercises shared voting and investment power as to an additional 4,900 shares of Class A and 1,225 shares of Class B held in a trust for his benefit in a nominee name by the Bank's Trust Department, and he disclaims beneficial ownership as to 3,700 shares of Class A and 650 shares of Class B included above and held by his spouse. All of such shares also are included in the beneficial ownership shown above for his father, Frank B. Holding, who disclaims beneficial ownership as to such shares.
(7) Lewis R. Holding exercises sole voting and investment power as to 610,935 shares of Class A and 207,706 shares of Class B held on his own behalf. He disclaims beneficial ownership as to certain shares included above and held by his spouse individually (48,963 shares of Class A and 12,025 shares of Class B); by his spouse and George H. Broadrick as co-trustees of four irrevocable trusts for the benefit of his adult daughters (245,500 shares of Class A and 61,375 shares of Class B) and by his adult daughters (26,728 shares of Class A and 1,163 shares of Class B). He exercises shared voting and investment power as to an aggregate of 265,125 shares of Class A and 44,825 shares of Class B held by the following corporations and other entities which, for beneficial ownership purposes, are deemed controlled by Mr. Holding: Fidelity BancShares (N.C.), Inc. (100,000 shares of Class A); Yadkin Valley Company (4,995 shares of Class A and 1,725 shares of Class B); Yadkin Valley Life Insurance Company (700 shares of Class A and 175 shares of Class B); The Robert P. Holding Foundation, Inc., a charitable foundation of which Mr. Holding is a director (132,796 shares of Class A and 36,525 shares of Class B); and in a nominee name by the Bank's Trust Department (30,329 shares of Class A and 7,800 shares of Class B held in a fiduciary capacity for the benefit of various third parties). Included in Lewis R. Holding's beneficial ownership are 268,820 shares of Class A and 46,225 shares of Class B also shown as beneficially owned by his brother, Frank B. Holding, of which 30,329 shares of Class A and 7,800 shares of Class B also are included in the beneficial ownership of James B. Hyler, Jr. (See "OWNERSHIP OF SECURITIES BY MANAGEMENT").
(8) Olivia B. Holding exercises sole voting and investment power as to 43,756 shares of Class A and 102,790 shares of Class B held on her own behalf. She exercises shared voting and investment power as to an additional 4,900 shares of Class A and 1,225 shares of Class B held in a trust for her benefit in a nominee name by the Bank's Trust Department. All of such shares also are included in the beneficial ownership shown above for her father, Frank B. Holding, who disclaims beneficial ownership as to such shares.
                                       3

                     OWNERSHIP OF SECURITIES BY MANAGEMENT
     As of March 1, 1996, the beneficial ownership of BancShares' voting securities by the directors, nominees for director, certain named executive officers, and by all directors, nominees and executive officers as a group, of BancShares and the Bank was as follows:

                                                                      COMBINED
                                      BENEFICIAL OWNERSHIP*           CLASS A AND
                                CLASS A COMMON     CLASS B COMMON     CLASS B COMMON
NAME AND ADDRESS                AND PERCENTAGE     AND PERCENTAGE     PERCENTAGE OF
OF BENEFICIAL OWNER                OF CLASS           OF CLASS        TOTAL VOTES**
John M. Alexander, Jr.                1,434   (1)          225   (1)         .01%
Raleigh, NC                          (.01%)             (.01%)
Ted L. Bissett                        7,265   (2)        1,375   (2)         .08%
Spring Hope, NC                      (.08%)             (.08%)
B. Irvin Boyle                          700                175               .01%
Charlotte, NC                        (.01%)             (.01%)
George H. Broadrick               1,265,048   (3)      325,916   (3)       17.10%
Charlotte, NC                      (13.12%)           (18.45%)
H. Max Craig, Jr.                    12,299   (4)        3,550   (4)         .18%
Stanley, NC                          (.13%)             (.20%)
Betty M. Farnsworth                   1,561   (5)          250               .01%
Pilot Mountain, NC                   (.02%)             (.01%)
Lewis M. Fetterman                   12,995   (6)        2,750   (6)         .15%
Clinton, NC                          (.13%)             (.16%)
Frank B. Holding                  2,580,922   (7)      633,977   (7)       33.57%
Smithfield, NC                     (26.78%)           (35.89%)
Frank B. Holding, Jr.                55,475   (8)      105,943   (8)        4.62%
Raleigh, NC                          (.58%)            (6.00%)
Lewis R. Holding                  1,200,946   (9)      328,494   (9)       17.04%
Lyford Cay, Bahamas                (12.46%)           (18.60%)
Charles B. C. Holt                    2,570   (10)         -0-               .01%
Fayetteville, NC                     (.03%)
Edwin A. Hubbard                     15,248   (11)         -0-               .04%
Sanford, NC                          (.16%)
James B. Hyler, Jr.                  35,695   (12)       7,900   (12)        .43%
Raleigh, NC                          (.37%)             (.45%)
Gale D. Johnson                         481                 50               .01%
Dunn, NC                             (.01%)             (.01%)
Freeman R. Jones                      4,100                250               .02%
Midland, NC                          (.04%)             (.01%)
Lucius S. Jones                       1,000                -0-               .01%
Wendell, NC                          (.01%)
I. B. Julian                         13,000              3,500               .18%
Fayetteville, NC                     (.13%)             (.20%)
Joseph T. Maloney, Jr.               22,452              5,400               .29%
Fayetteville, NC                     (.23%)             (.31%)
J. Claude Mayo, Jr.                   1,000                -0-               .01%
Rocky Mount, NC                      (.01%)
William McKay                         1,083   (13)         -0-               .01%
Flat Rock, NC                        (.01%)
Brent D. Nash                        12,502   (14)         -0-               .03%
Tarboro, NC                          (.13%)
Lewis T. Nunnelee, II                   600                450               .02%
Wilmington, NC                       (.01%)             (.03%)
James M. Parker                       1,002   (15)         -0-               .01%
Raleigh, NC                          (.01%)

                                       4

                                                                      COMBINED
                                      BENEFICIAL OWNERSHIP*           CLASS A AND
                                CLASS A COMMON     CLASS B COMMON     CLASS B COMMON
NAME AND ADDRESS                AND PERCENTAGE     AND PERCENTAGE     PERCENTAGE OF
OF BENEFICIAL OWNER                OF CLASS           OF CLASS        TOTAL VOTES**
Talbert O. Shaw                         119                -0-               .01%
Raleigh, NC                          (.01%)
R. C. Soles, Jr.                     13,838                -0-               .04%
Tabor City, NC                       (.14%)
David L. Ward, Jr.                   28,600   (16)       8,638   (16)        .44%
New Bern, NC                         (.30%)             (.49%)
All directors, nominees for       4,701,748   (17)   1,207,650   (17)      63.38%(17)(18)
director and executive             (48.76%)   (18)    (68.37%)
officers as a group (36
persons)

   * Except as otherwise stated in the footnotes following this table, shares shown as beneficially owned, to the best of BancShares' management's knowledge, are owned directly by the persons named and such persons exercise sole voting and investment power with respect to those shares.
 ** This column reflects the aggregate votes attributable to the combined shares of Class A and Class B beneficially owned by each director, nominee, and executive officer, and by the group, as a percentage of the aggregate votes that may be cast by the holders of all shares of BancShares' outstanding voting securities.
 (1) John M. Alexander, Jr. exercises sole voting and investment power as to 534 shares of Class A held on his own behalf. He exercises shared voting and investment power as to 900 shares of Class A and 225 shares of Class B held of record by Raleigh Tractor & Truck Company, of which he is President.
 (2) Ted L. Bissett exercises sole voting and investment power as to 5,581 shares of Class A and 1,075 shares of Class B held on his own behalf. He exercises shared voting and investment power as to 1,684 shares of Class A and 300 shares of Class B held by his children.
 (3) For an explanation of the nature of the beneficial ownership of George H. Broadrick, see "PRINCIPAL HOLDERS OF VOTING SECURITIES," footnote (2).
 (4) H. Max Craig, Jr. exercises sole voting and investment power as to 699 shares of Class A and 400 shares of Class B held on his own behalf. He exercises shared voting and investment power as to 11,600 shares of Class A and 3,150 shares of Class B held by Gaston County Dyeing Machine Company, of which he is President and Chairman of the Board.
 (5) Betty M. Farnsworth exercises sole voting and investment power as to 1,461 shares of Class A and 250 shares of Class B held on her own behalf. She disclaims beneficial ownership as to 100 shares of Class A held by an adult son.
 (6) Lewis M. Fetterman exercises sole voting and investment power as to 10,146 shares of Class A and 2,200 shares of Class B held on his own behalf. He disclaims beneficial ownership as to 2,849 shares of Class A and 550 shares of Class B included above and held in trust for his spouse.
 (7) For an explanation of the nature of the beneficial ownership of Frank B. Holding, see "PRINCIPAL HOLDERS OF VOTING SECURITIES," footnote (5).
 (8) For an explanation of the nature of the beneficial ownership of Frank B. Holding, Jr., see "PRINCIPAL HOLDERS OF VOTING SECURITIES," footnote (6).
 (9) For an explanation of the nature of the beneficial ownership of Lewis R. Holding, see "PRINCIPAL HOLDERS OF VOTING SECURITIES," footnote (7).
(10) Charles B. C. Holt exercises sole voting and investment power as to 1,966 shares of Class A held on his own behalf. He exercises shared voting and investment power as to 139 shares of Class A held by him as Trustee of the Holt Oil Company, Inc. Retirement Plan, and disclaims beneficial ownership as to 465 shares of Class A held by his spouse.
(11) Edwin A. Hubbard exercises sole voting and investment power as to 8,586 shares of Class A held on his own behalf. He disclaims beneficial ownership as to 6,662 shares of Class A held by his spouse.
(12) James B. Hyler, Jr. exercises sole voting and investment power as to 4,805 shares of Class A and 100 shares of Class B held on his own behalf. In addition, he holds options exercisable within 60 days to buy 561 shares of Class A.
                                       5

     He exercises shared voting and investment power as to certain shares held in a nominee name by the Trust Department of the Bank, which shares, for beneficial ownership purposes, are deemed controlled by Mr. Hyler (30,329 shares of Class A and 7,800 shares of Class B held in a fiduciary capacity for the benefit of various third parties); such shares also are included in the beneficial ownership shown above for Lewis R. Holding and Frank B. Holding.
(13) William McKay exercises sole voting and investment power as to 939 shares of Class A held on his own behalf. He exercises shared voting and investment power as to 144 shares of Class A held jointly with his spouse.
(14) Brent D. Nash exercises sole voting and investment power as to 5,731 shares of Class A held on his own behalf. He disclaims beneficial ownership as to 5,685 shares of Class A owned by his spouse and 1,086 shares of Class A owned by his daughter.
(15) James M. Parker exercises sole voting and investment power as to 451 shares of Class A held on his own behalf, and holds options exercisable within 60 days to buy an additional 551 shares of Class A.
(16) David L. Ward, Jr. exercises sole voting and investment power as to 24,100 shares of Class A and 7,513 shares of Class B held on his own behalf. He exercises shared voting and investment power as to 1,000 shares of Class A and 250 shares of Class B held by him and J. Troy Smith, Jr. as Co-Trustees of the Ward and Smith, P.A. Profit-Sharing Trust. He disclaims beneficial ownership as to 3,500 shares of Class A and 875 shares of Class B owned by his spouse.
(17) Certain numbers of shares included in the beneficial ownership of Frank B. Holding, Lewis R. Holding, James B. Hyler, Jr. and Frank B. Holding, Jr. are reflected separately in the beneficial ownership of each of such individuals, but are included only once in the beneficial ownership shown for the group.
(18) Includes a total of 3,852 shares of Class A as to which the executive officers included in the group hold options that may be exercised within 60 days. The calculation of the percentage of Class A beneficially owned by the group, including the named executive officers, and the percentage of combined Class A and Class B total votes is based on the 9,639,129 shares of Class A outstanding at March 1, 1996, plus the 3,852 shares of Class A capable of being issued within 60 days to the executive officers in the group upon the exercise of their stock options pursuant to the 1994 Employee Stock Purchase Plan. No stock options were issued to non-employee members of the Board of Directors or to Lewis R. Holding, Frank B. Holding, or Frank B. Holding, Jr.
                                       6

                       PROPOSAL 1: ELECTION OF DIRECTORS
     BancShares' Bylaws provide for not less than five nor more than 26 directors. Within those limits, the Board of Directors has the authority to establish the number of directors to be elected each year and has set the number of directors at 25 for election at the Annual Meeting. No more than 25 directors may be elected at this meeting and the 25 nominees receiving the highest numbers of votes will be deemed to have been elected.
     The persons named below have been nominated by the Board of Directors for election as directors of BancShares. Each nominee currently serves as a director of BancShares and has been nominated to be reelected for a term of one year or until resignation, retirement, death or until his or her respective successor has been duly elected and qualified:

                                                        YEAR          PRINCIPAL OCCUPATION AND
                               POSITIONS WITH           FIRST         BUSINESS EXPERIENCE FOR
NAME AND AGE                   BANCSHARES AND BANK      ELECTED (1)   PAST FIVE YEARS
John M. Alexander, Jr. (2)     Director                    1990       President and Chief Operating Officer,
  46                                                                    Cardinal International Trucks, Inc.
                                                                        (truck dealer)
Ted L. Bissett                 Director                    1970       President, F.D. Bissett & Son, Inc. (farm
  59                                                                    supplies)
B. Irvin Boyle                 Director                    1980       Attorney, of Counsel to Johnston, Taylor,
  84                                                                    Allison & Hord; former Senior Partner
                                                                        of Boyle & Alexander (attorneys)
George H. Broadrick (2)        Director, Chairman of       1975       Retired President and Consultant,
  73                             Executive Committee                    First-Citizens Bank & Trust Company and
                                 and Consultant                         First Citizens BancShares, Inc.
H. Max Craig, Jr. (2)          Director                    1981       President and Chairman of the Board,
  65                                                                    Gaston County Dyeing Machine Company
                                                                        (textile machinery manufacturing)
Betty M. Farnsworth            Director                    1985       Homemaker and former Director, Farmers
  69                                                                    Bank, Pilot Mountain, N.C.
Lewis M. Fetterman             Director                    1980       President and Owner, Fetterman Group and
  74                                                                    LMF Consulting & Marketing Co.;
                                                                        Assistant to President, Heartland
                                                                        Enterprises, Inc.; Director, Lundy
                                                                        Packing Co.; former Chief Executive
                                                                        Officer, Fetterman Farms, Ltd.,
                                                                        Innovative Pork Concepts, Indiana
                                                                        Packers Co. and IPC Genetics
                                                                        (agribusiness)
Frank B. Holding (2)(3)        Executive Vice              1962       Executive Vice Chairman of the Board
  67                             Chairman of the                        (former Vice Chairman), First-Citizens
                                 Board                                  Bank & Trust Company and First Citizens
                                                                        BancShares, Inc.; Vice Chairman of the
                                                                        Board (former President),
                                                                        First-Citizens Bank and Trust Company
                                                                        of South Carolina and First Citizens
                                                                        Bancorporation of South Carolina, Inc.
Frank B. Holding, Jr. (2)(3)   President and               1993       President, First Citizens BancShares,
  34                             Director                               Inc. and First-Citizens Bank & Trust
                                                                        Company (former Area Vice President;
                                                                        prior to that, Regional Vice President,
                                                                        First-Citizens Bank & Trust Company)
Lewis R. Holding (3)           Chairman of the Board       1957       Chairman of the Board, First-Citizens
  68                                                                    Bank & Trust Company and First Citizens
                                                                        BancShares, Inc.

                                       7

                                                        YEAR          PRINCIPAL OCCUPATION AND
                               POSITIONS WITH           FIRST         BUSINESS EXPERIENCE FOR
NAME AND AGE                   BANCSHARES AND BANK      ELECTED (1)   PAST FIVE YEARS
Charles B. C. Holt             Director                    1995       Secretary/Treasurer (former President),
  63                                                                    Holt Oil Company, Inc. (wholesale
                                                                        petroleum products distributor); former
                                                                        Chairman of the Board, State Bank,
                                                                        Fayetteville, NC
Edwin A. Hubbard               Director                    1996       Retired Businessman; Chairman of the
  77                                                                    Board and Co-Owner, Stroud-Hubbard
                                                                        Company, Inc. (retail shoe company);
                                                                        former Chairman of the Board, Allied
                                                                        Bank Capital, Inc. and Summit Savings
                                                                        Bank, Inc., SSB, Sanford, NC
James B. Hyler, Jr.            Vice Chairman of the        1988       Vice Chairman of the Board and Chief
  48                             Board                                  Operating Officer (former President),
                                                                        First-Citizens Bank & Trust Company and
                                                                        First Citizens BancShares, Inc.
Gale D. Johnson, M.D.          Director                    1974       Retired Surgeon; Director, Health
  76                                                                    Affairs, Campbell University; former
                                                                        President, Gale D. Johnson, M.D., P.A.
Freeman R. Jones               Director and Chairman       1974       President, EFC Corporation (real estate
  69                             of Salary Committee                    investment)
Lucius S. Jones                Director                    1994       President and Owner, United Realty &
  53                                                                    Construction Company, Inc. (residential
                                                                        construction, sales and development);
                                                                        former Vice Chairman of the Board,
                                                                        Pioneer Bancorp, Inc. and Pioneer
                                                                        Savings Bank, Inc., Rocky Mount, NC
I. B. Julian                   Director                    1977       Retired Executive and former Consultant,
  88                                                                    First-Citizens Bank & Trust Company
Joseph T. Maloney, Jr.         Director                    1976       Private Investor
  66
J. Claude Mayo, Jr.            Director                    1994       Retired Owner, Mayo Insurance Agency;
  68                                                                    former Chairman of the Board, Pioneer
                                                                        Bancorp, Inc. and Pioneer Savings Bank,
                                                                        Inc., Rocky Mount, NC
William McKay                  Director                    1991       Retired President, Chief Executive
  70                                                                    Officer and Director, First Federal
                                                                        Savings Bank, Hendersonville, NC
Brent D. Nash                  Director                    1995       Senior Vice President, First-Citizens
  60                                                                    Bank & Trust Company; former President,
                                                                        Chief Executive Officer and Director,
                                                                        Edgecombe Homestead Savings Bank, Inc.,
                                                                        SSB, Tarboro, NC
Lewis T. Nunnelee, II          Director                    1979       Chairman of the Board and former
  70                                                                    President, Coastal Beverage Company,
                                                                        Inc. (wholesale beer distributor)
Talbert O. Shaw, Ph.D.         Director                    1993       President, Shaw University (educator)
  68

                                       8

                                                        YEAR          PRINCIPAL OCCUPATION AND
                               POSITIONS WITH           FIRST         BUSINESS EXPERIENCE FOR
NAME AND AGE                   BANCSHARES AND BANK      ELECTED (1)   PAST FIVE YEARS
R. C. Soles, Jr.               Director                    1995       Attorney and Partner, Soles, Phipps, Ray
  61                                                                    & Prince (attorneys); Senator, North
                                                                        Carolina Senate; former Chairman of the
                                                                        Board, First Investors Savings Bank,
                                                                        Inc., SSB, Whiteville, NC
David L. Ward, Jr. (2)(4)      Director and Chairman       1971       Senior Attorney and President, Ward and
  60                             of Audit Committee                     Smith, P.A. (attorneys)

(1) The term "Year First Elected" refers to the year in which a director first became a director of BancShares or its predecessor, First Citizens Corporation, or, if elected prior to the formation of First Citizens Corporation in 1982, of the Bank.
(2) The following directors of BancShares also serve as directors of other publicly held companies or their subsidiaries, as follows: John M. Alexander, Jr. serves as a director of North Carolina Railroad Company, Raleigh, N.C.; George H. Broadrick and Frank B. Holding serve as directors of First Citizens Bancorporation of South Carolina, Inc., Columbia, S.C.; H. Max Craig, Jr. serves as a director of Public Service Company of North Carolina, Inc., Gastonia, N.C.; Frank B. Holding serves as a director of Southern BancShares (N.C.), Inc., Mount Olive, N.C.; Frank B. Holding, Jr. serves as a director of North Carolina Natural Gas Corporation, Fayetteville, N.C.; and David L. Ward, Jr. serves as a director of Carolina Telephone and Telegraph Company, Wake Forest, N.C., a subsidiary of Sprint Corp.
(3) Lewis R. Holding and Frank B. Holding are brothers; Frank B. Holding, Jr. is the son of Frank B. Holding and the nephew of Lewis R. Holding.
(4) The law firm of Ward and Smith, P.A., New Bern, N.C., of which David L. Ward, Jr. is Senior Attorney and President, served as General Counsel for BancShares and the Bank during 1995, which relationship is expected to continue through 1996. BancShares and the Bank paid $2,078,884 in legal fees to Ward and Smith, P.A. during 1995.
                        DIRECTORS' FEES AND COMPENSATION
     For their services as directors, each member of the Board of Directors (except Messrs. L. Holding, F. Holding, J. Hyler, F. Holding, Jr. and E. Hubbard) receives an annual retainer of $10,000, plus $500 for attendance at each meeting of the Board and $500 for attendance at each meeting of a committee that is held on a day other than in conjunction with a meeting of the Board.
     In addition to, or in lieu of, such director's fees, certain BancShares' directors receive other compensation from BancShares or the Bank, as follows:
     William McKay receives compensation in addition to the regular director's fees described above pursuant to various arrangements related to the Bank's 1991 acquisition of First Federal Savings Bank, Hendersonville, N.C. ("First Federal"). The acquisition was effected pursuant to an agreement which provided that the former directors of First Federal would serve as local advisory directors for the Bank and receive for such services a monthly fee of $700 (which is equal to the directors' fees previously paid by First Federal) until June 1994, plus an additional semiannual fee of $625 until January 1996. Mr. McKay served as Chairman of First Federal at the time of the acquisition and receives fees pursuant to this special arrangement as well as the fees described above for his services as a member of the Boards of Directors of BancShares and the Bank. Additionally, at the time of the acquisition, Mr. McKay (as well as certain other directors of First Federal) was a party to two agreements (entered into during 1985 and 1987) with First Federal providing for retirement benefits. Pursuant to the 1985 agreement, Mr. McKay deferred $300 per month of his directors' fees paid by First Federal for a period of five years and became entitled to a monthly retirement benefit of $1,249 for a period of ten years, commencing during 1990. Pursuant to the 1987 agreement, Mr. McKay began receiving a monthly retirement benefit of $835 during August 1992, which benefits will continue for a period of ten years. The Bank assumed First Federal's obligations for these payments as part of the acquisition.
                                       9

     Brent D. Nash receives compensation in addition to the regular director's fees described above pursuant to various arrangements related to the 1994 merger of Edgecombe Homestead Savings Bank, Inc., SSB, Tarboro, N.C. ("Edgecombe") into the Bank. The merger was effected pursuant to an agreement providing that Mr. Nash, the former President, Chief Executive Officer and a director of Edgecombe, would be appointed to the Board of Directors of BancShares. Pursuant to the written agreement pertaining to the merger, as of the effective date of the merger the Bank and Mr. Nash also entered into an employment agreement providing for his employment as a Senior Vice President in the Bank's Tarboro office at a salary of $113,000 per year. The employment agreement also includes various noncompetition and nonsolicitation covenants by Mr. Nash, provides normal employee benefits and has a term continuing to January 12, 2001, when Mr. Nash will reach age 65. Following that date, Mr. Nash will begin receiving retirement benefits pursuant to the Bank's Pension Plan. In addition, he will receive retirement payments pursuant to an agreement with Edgecombe, whereby he deferred his director's fees of $300 per month over a five year period in return for payments of $1,300 per month for a period of 120 months after age 65. The Bank assumed Edgecombe's responsibilities for such retirement payments as part of the merger.
     R. C. Soles, Jr. became a director of BancShares and the Bank in connection with the 1995 merger of First Investors Savings Bank, Inc., SSB, Whiteville, N.C. ("First Investors") into the Bank. Mr. Soles served as Chairman of the Board of First Investors prior to the merger. The written agreement pertaining to the merger provided that Mr. Soles would be appointed to the Board of Directors of BancShares and that the former directors of First Investors, including Mr. Soles, would become local advisory directors for the Bank and receive for such services a fee of $835 per quarter until February 23, 2000. Mr. Soles receives such fees for serving as a local advisory director in addition to the normal director's fees described above.
     Charles B. C. Holt became a director of BancShares and the Bank in connection with the 1995 merger of State Bank, Fayetteville, N.C. ("State Bank") into the Bank. Mr. Holt served as Chairman of the Board of State Bank prior to the merger. The written agreement pertaining to the merger provided that Mr. Holt would be appointed to the Board of Directors of BancShares and that the former directors of State Bank, including Mr. Holt, would become local advisory directors for the Bank and receive for such services a monthly fee of $250 until March 2, 1998. Mr. Holt receives such fees for serving as a local advisory director in addition to the normal director's fees described above.
     Edwin A. Hubbard receives special compensation, in lieu of the standard BancShares' director's fees described above, pursuant to an arrangement related to BancShares' February 14, 1996 acquisition of Allied Bank Capital, Inc., Sanford, N.C. ("Allied"). Mr. Hubbard served as Chairman of the Board of Allied. Pursuant to the Allied acquisition agreement, Mr. Hubbard was selected by BancShares to serve as a member of the Boards of BancShares and the Bank and will receive a monthly fee of $3,250 (which is equal to the directors' fees previously paid by Allied) until the end of his fourth elected term as a director of BancShares. Also, Mr. Hubbard (as well as certain other directors of Allied) was a participant in Allied's Independent Directors' Retirement Plan, which provides for monthly retirement benefits. Pursuant to the Plan, Mr. Hubbard will receive $1,200 per month for a period of ten years following BancShares' acquisition of Allied. The Bank assumed Allied's obligations for these retirement payments as part of the merger.
     George H. Broadrick, since his retirement as President of the Bank in 1987, has received additional compensation of $50 per hour, plus expenses, for services rendered pursuant to a consulting agreement with the Bank. In addition, Mr. Broadrick receives benefits under the Bank's Pension Plan and (for a period of 10 years following his retirement) payments of $4,778 per month pursuant to a separate agreement with the Bank under which he has agreed to provide the Bank with certain consultation services and that he will not "compete" (as defined in the agreement) against the Bank during the period following his retirement.
     Betty M. Farnsworth, Lucius S. Jones, I. B. Julian, Joseph T. Maloney, J. Claude Mayo, and Lewis T. Nunnelee, II, also serve on the local advisory boards of the Bank in their respective communities, and each receives quarterly fees of $125 for attendance at such local advisory board meetings in addition to the fees described above for their services as members of the Boards of Directors of BancShares and the Bank.
               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     The Board of Directors of BancShares held four meetings in 1995. All directors attended at least 75% of the aggregate number of meetings of BancShares' Board of Directors and any committees on which they served during their terms.
                                       10

     BancShares' Board of Directors and the Bank's Board of Directors have the same members. The Boards of Directors have several standing committees, including a Salary Committee and an Audit Committee. BancShares' Board of Directors does not have a standing nominating committee or any other committee performing an equivalent function.
     The Audit Committee of BancShares and the Bank consists of David L. Ward, Jr. - Chairman, John M. Alexander, Jr., H. Max Craig, Jr., Betty M. Farnsworth, and J. Claude Mayo, Jr. The Audit Committee oversees the establishment of the scope and detail of the continuous audit program conducted by the Bank's internal audit staff. The General Auditor of the Bank reports directly to the Audit Committee and, at least quarterly, the Committee reviews reports on the work of the internal audit staff, the Corporate Finance Department and the Commercial Credit Administration Department. Subject to the approval of BancShares' Board of Directors and ratification by the shareholders, the Audit Committee engages a qualified firm of independent certified public accountants to conduct an annual audit of BancShares' consolidated financial statements. It receives written reports, supplemented by such oral reports as it deems necessary, from such firm and reviews non-audit services proposed by management to be provided by the accounting firm. During 1995, the Audit Committee held four meetings.
     The members of the Salary Committee and the Cash Incentive Plan Committee of the Bank's Board of Directors are listed below. The Salary Committee provides overall guidance for the officer compensation programs, including salaries and other forms of compensation. At least annually, the Salary Committee reviews the officer compensation programs, including salary, pension and such other employee benefit matters as it deems appropriate. In conjunction with management, it makes recommendations to the entire Board of Directors with regard to proposed salaries and other forms of compensation, which recommendations are subject to approval by the Board. During 1995, the Salary Committee held one meeting. The Cash Incentive Plan Committee was appointed by the Board of Directors to make recommendations regarding the payment of bonuses under the Cash Incentive Plan.
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The current members of the Salary Committee are Freeman R.
Jones -- Chairman, Lewis M. Fetterman and Lewis T. Nunnelee, II.
     The members of the Cash Incentive Plan Committee are Freeman R.
Jones -- Chairman, and George H. Broadrick. Mr. Broadrick retired as President of BancShares and the Bank in 1987 and currently serves as Chairman of the Executive Committees of BancShares and the Bank.
     After receipt of the recommendations of the Salary Committee, the Board of Directors makes all final decisions regarding executive compensation matters. Members of the Board of Directors who are executive officers abstain from participation in both the discussion of and the voting on such matters.
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Bank's goal is to provide an executive compensation program that will enable it to attract and retain qualified and motivated individuals as executive officers. Currently, the Bank's executive compensation program includes: (a) base salary, (b) a Section 423 employee stock purchase plan approved by shareholders during 1994 under which a grant of options to purchase shares of BancShares' Class A Common Stock was made during 1994 to all eligible employees (including the executive officers named in the Summary Compensation Table below, except Lewis R. Holding, Frank B. Holding and Frank B. Holding, Jr.), all of which options expire on June 15, 1996; and (c) contributions to the individual accounts of all participating employees (including executive officers) under the Bank's Section 401(k) salary deferral plan. In addition, the Bank provides other employee benefit and welfare plans customary for companies of its size.
     Effective as of January 1995, the Salary Committee made recommendations to the Board of Directors (and the Board of Directors made final decisions) regarding the amounts of the 1995 salaries of Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., and Frank B. Holding, Jr., and the maximum aggregate amount for 1995 merit increases in the salaries of the Bank's other officers and employees. With respect to Messrs. L. Holding, F. Holding, J. Hyler, and F. Holding, Jr., the Committee's recommendations were based on its evaluation of their individual levels of responsibility and performance and, in the case of Mr. L. Holding in particular, his current leadership and direction and his historical importance in the development and growth of both the Bank and BancShares. With respect to the salaries of other executive officers, the Vice Chairman, with the consent of the Chairman, was directed by the Board of Directors to set 1995
                                       11
salaries on an individual merit basis. In connection with the Bank's normal annual performance review system, the performance of each such other executive officer is graded by the person to whom that officer reports. Based on the results of each individual officer's performance appraisal, for 1995 the officer could be awarded an annual merit increase of up to 8% of 1994 base salary. However, the performance review process and, thus, the setting of salaries largely are subjective and, except as described above, there are no specific formulae, objective criteria or other such mechanism by which adjustments to the salary of each executive officer (including Messrs. L. Holding, F. Holding, J. Hyler and F. Holding, Jr.) are tied empirically to his individual performance or to BancShares' financial performance.
     The 1995 Cash Incentive Plan (the "1995 Plan") was approved by the Board of Directors during January 1995 to provide an additional incentive (in the form of the opportunity to receive cash bonuses) for management to perform at higher levels and thereby improve BancShares' financial performance. Under the terms of the Plan, if BancShares' return on shareholders' equity ("ROE") for 1995 was 12% or higher, then the Cash Incentive Plan Committee could set aside a bonus pool for the payment of cash bonuses in an aggregate amount of up to 1% of BancShares' 1995 pre-tax income. However, as BancShares' ROE for 1995 was less than 12%, no cash bonuses were approved for 1995 and the Board of Directors did not approve a Cash Incentive Plan for 1996.
     The amounts of contributions to the separate accounts of executive officers under the Bank's 401(k) salary deferral plan and the amounts of stock options granted to executive officers under the 1994 employee stock purchase plan were determined solely by formulae under the terms of those plans. However, under tax laws applicable to the employee stock purchase plan, Messrs. L. Holding, F. Holding and F. Holding, Jr. were not eligible to be granted options because of their ownership of stock possessing 5% or more of the total combined voting power or value of all classes of BancShares' stock.
     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of BancShares' executive officers receive annual compensation approaching that amount, BancShares' Board of Directors has not yet adopted a policy with respect to Section 162(m).
     Salary Committee: FREEMAN R. JONES, LEWIS M. FETTERMAN, LEWIS T. NUNNELEE,
II
     Cash Incentive Plan Committee: FREEMAN R. JONES, GEORGE H. BROADRICK
                                       12

                               EXECUTIVE OFFICERS
     The following individuals have been designated by the Boards of Directors of BancShares and the Bank as "executive officers." All executive officers serve at the pleasure of the Board of Directors and each has served for the past five years in the capacities indicated, with the exceptions noted below:

NAME                           AGE   POSITION
Lewis R. Holding               68    Chairman of the Board, BancShares and Bank (Chief Executive Officer)
Frank B. Holding               67    Executive Vice Chairman of the Board, BancShares and Bank; formerly Vice Chairman
James B. Hyler, Jr.            48    Vice Chairman of the Board, BancShares and Bank (Chief Operating Officer); formerly
                                     President
Frank B. Holding, Jr.          34    President of BancShares and Bank (Chief Administrative Officer); formerly Area Vice
                                     President and, prior to that, Regional Vice President of Bank
Kenneth A. Black               43    Vice President and Treasurer of BancShares; Group Vice President and Treasurer of Bank
                                     (Chief Financial Officer); formerly General Vice President of Bank
Alexander G. MacFadyen, Jr.    54    Secretary of BancShares; Group Vice President and Secretary of Bank; previously
                                     General Vice President of Bank
Wayne D. Duncan                54    Executive Vice President of Bank (Retail Lending); formerly Senior Regional Vice
                                     President and, prior to that, Regional Vice President of Bank
John R. Francis, Jr.           42    Executive Vice President of Bank (Virginia Regional Executive); formerly President,
                                     Community Bank Group, First Union National Bank, Roanoke, VA (successor by merger to
                                     Dominion Bank, Roanoke, VA, of which he served as Vice President, Blue Ridge Group)
William C. Orr                 53    Executive Vice President of Bank (Commercial Credit Administration); formerly Group
                                     Vice President and, prior to that, General Vice President of Bank
James M. Parker                53    Executive Vice President of Bank (Eastern Regional Executive); formerly Regional Vice
                                     President of Bank
Edward L. Willingham, IV       41    Executive Vice President of Bank (Central Regional Executive); formerly Regional Vice
                                     President and, prior to that, Senior Vice President of Bank
J. Allen Woodward              45    Executive Vice President of Bank (Western Regional Executive); formerly Vice President and Area Executive, First Union National Bank of North Carolina, Durham, NC
William J. Cathcart            56    Group Vice President of Bank (Trust Department); formerly General Vice President
Joseph A. Cooper, Jr.          42    Group Vice President and Chief Information Officer of Bank; formerly Associate
                                     Partner, Andersen Consulting, Dallas, Texas; prior to that, Chief Technology Officer,
                                     NationsBank of NC, Charlotte, NC
Richard H. Lane                51    Senior Vice President of Bank (General Auditor); formerly Audit Director and Vice
                                     President of NCNB Corp., Charlotte, NC

                             EXECUTIVE COMPENSATION
     The following table shows, for the years ending December 31, 1995, 1994, and 1993, the cash and certain other compensation paid to or received or deferred by each of the five named executive officers of BancShares and the Bank.
                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM COMPENSATION
                                                              ANNUAL COMPENSATION                      AWARDS
                                                                                 OTHER         RESTRICTED                  PAYOUTS
NAME AND                                                                         ANNUAL          STOCK        OPTIONS/      LTIP
PRINCIPAL                                             SALARY       BONUS      COMPENSATION       AWARDS         SARS       PAYOUTS
POSITION (1)                              YEAR       ($)(2)(3)     ($)(4)         ($)             ($)           (#)          ($)
Lewis R. Holding                          1995         528,971        -0-           -0-             -0-         -0-           -0-
  Chairman of the Board                   1994         504,247     29,669           -0-             -0-         -0-           -0-
                                          1993         471,274     41,593           -0-             -0-         -0-           -0-
Frank B. Holding                          1995         528,971        -0-           -0-             -0-         -0-           -0-
  Executive Vice Chairman                 1994         504,247     29,669           -0-             -0-         -0-           -0-
  of the Board                            1993         471,274     41,593           -0-             -0-         -0-           -0-
James B. Hyler, Jr.                       1995         384,204        -0-           -0-             -0-         -0-           -0-
  Vice Chairman of the Board              1994         365,474     21,546           -0-             -0-        1,197          -0-
  and Chief Operating Officer             1993         337,348     29,962           -0-             -0-         -0-           -0-
Frank B. Holding, Jr.                     1995         230,125        -0-           -0-             -0-         -0-           -0-
  President and Chief                     1994         210,333     12,900           -0-             -0-         -0-           -0-
  Administrative Officer                  1993  (6)         --        --          --                --           --           --
James M. Parker,                          1995         179,856        -0-           -0-             -0-         -0-           -0-
  Executive Vice President of the         1994         169,014      9,922           -0-             -0-         551           -0-
  Bank and Eastern Regional Executive     1993         162,314     14,311           -0-             -0-         -0-           -0-

                                           ALL
NAME AND                                  OTHER
PRINCIPAL                              COMPENSATION
POSITION (1)                              ($)(5)
Lewis R. Holding                           9,240
  Chairman of the Board                    9,240
                                          10,173
Frank B. Holding                           9,240
  Executive Vice Chairman                  9,240
  of the Board                            10,173
James B. Hyler, Jr.                        9,240
  Vice Chairman of the Board               9,240
  and Chief Operating Officer             10,173
Frank B. Holding, Jr.                      7,406
  President and Chief                      5,214
  Administrative Officer                  --
James M. Parker,                           5,940
  Executive Vice President of the          5,940
  Bank and Eastern Regional Executive      6,617

(1) Positions listed are the named executive officers' current positions with BancShares and the Bank. See "Executive Officers" above for a listing of each individual's previous positions.
(2) Includes amounts deferred at the election of each named executive officer pursuant to the Bank's Section 401(k) salary deferral plan.
(3) Of the salary shown above as paid to Frank B. Holding during 1995, 1994, and 1993, the Bank was reimbursed certain amounts by two of its affiliates as follows: First-Citizens Bank and Trust Company of South Carolina -- $86,214, $82,109 and $76,737, respectively; and Southern Bank and Trust Company -- $68,791, $65,512 and $61,229, respectively. These payments were made pursuant to agreements between the Bank and its affiliates whereby Mr. Holding provides certain management services to the affiliates in return for their reimbursement to the Bank of a portion of his salary.
(4) Consists entirely of awards paid under BancShares' annual cash incentive plan.
(5) For 1995 and 1994, consists entirely of the Bank's matching contributions on behalf of each named executive officer under the Bank's Section 401(k) salary deferral plan; for 1993, consists of, respectively, the Bank's matching contributions on behalf of each named executive officer, and the portion of the Bank's discretionary profit sharing contribution allocated to the individual account of each named executive officer, under the Bank's
    Section 401(k) salary deferral plan as follows: Mr. L. Holding -- $8,994 and $1,179; Mr. F. Holding -- $8,994 and $1,179; Mr. Hyler -- $8,994 and $1,179;
    and Mr. Parker -- $5,782 and $835.
(6) Mr. F. Holding, Jr. first became an executive officer of the Bank in 1994.
                          EMPLOYEE STOCK PURCHASE PLAN
     During 1994 options to purchase shares of BancShares Class A Common Stock were granted to substantially all employees of BancShares and its subsidiaries pursuant to the 1994 Employee Stock Purchase Plan (the "1994 Stock Plan"), which was approved by shareholders at the 1994 Annual Meeting. No additional options have been granted since 1994, and all options remaining unexercised as of June 15, 1996, will expire.
                                       14

     The following table contains information with respect to the exercise of stock options during 1995, and the value of options held at December 31, 1995, by each named executive officer.
                      AGGREGATED OPTION EXERCISES IN 1995
                      AND DECEMBER 31, 1995 OPTION VALUES

                                                                                                          VALUE OF
                                                                                                         UNEXERCISED
                                                                                                         IN-THE-MONEY
                                                                            NUMBER OF UNEXERCISED        OPTIONS
                                                SHARES                            OPTIONS AT             AT DECEMBER
                                               ACQUIRED       VALUE           DECEMBER 31, 1995           31, 1995
                                              ON EXERCISE    REALIZED                (#)                   ($)(2)
NAME                                              (#)         ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE
Lewis R. Holding (3)                            -0-           $  -0-       -0-            -0-              $   -0-
Frank B. Holding (3)                            -0-              -0-       -0-            -0-                  -0-
James B. Hyler, Jr.                             561            8,581       561             4                 9,703
Frank B. Holding, Jr. (3)                       -0-              -0-       -0-            -0-                  -0-
James M. Parker                                 -0-              -0-       551            -0-                9,530

NAME                                         UNEXERCISABLE
Lewis R. Holding (3)                              $-0-
Frank B. Holding (3)                              -0-
James B. Hyler, Jr.                                69
Frank B. Holding, Jr. (3)                         -0-
James M. Parker                                   -0-

(1) Represents the aggregate fair market value of shares acquired on the dates options were exercised, minus the aggregate exercise or purchase price paid for those shares (at $37.83 per share).
(2) Represents the aggregate fair market value at December 31, 1995, of shares underlying unexercised options, minus the aggregate exercise or purchase price of those shares (at $37.83 per share).
(3) Under the terms of the 1994 Stock Plan, Messrs. L. Holding, F. Holding and
    F. Holding, Jr. were excluded from participation and were not granted any options.
                PENSION PLAN AND OTHER POST-RETIREMENT BENEFITS
     The following table shows the estimated benefits payable to a covered participant at normal retirement age under the Bank's qualified defined benefit pension plan (the "Pension Plan") based on various specified numbers of years of service and various levels of covered compensation.

   FINAL
  AVERAGE                                           YEARS OF SERVICE
COMPENSATION     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
  $100,000       $ 16,815     $ 25,223     $ 33,630     $ 42,038     $ 50,446       58,853     $ 64,853
   125,000         21,440       32,160       42,880       53,601       64,321       75,041       82,541
   150,000         26,065       39,098       52,130       65,163       78,196       91,228      100,228
   175,000         30,690       46,035       61,380       76,726       92,071      107,416      117,916
   200,000         35,315       52,973       70,630       88,288      105,946      120,000      120,000
   225,000         38,872       58,307       77,743       97,179      116,615      120,000      120,000
   250,000         38,872       58,307       77,743       97,179      116,615      120,000      120,000
   300,000         38,872       58,307       77,743       97,179      116,615      120,000      120,000
   400,000         38,872       58,307       77,743       97,179      116,615      120,000      120,000
   450,000         38,872       58,307       77,743       97,179      116,615      120,000      120,000
   500,000         38,872       58,307       77,743       97,179      116,615      120,000      120,000
   550,000         38,872       58,307       77,743       97,179      116,615      120,000      120,000

     Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. A participant's compensation covered by the Pension Plan includes base salary (including amounts deferred pursuant to the Bank's Section 401(k) salary deferral plan) and bonuses, and the participant's benefits are based on his "final average compensation" which is the participant's highest average annual covered compensation for any five consecutive years during his last ten complete calendar years as a plan participant. However, under current tax laws, $150,000 is the maximum amount of compensation for 1995 that can be included for purposes of calculating a participant's "final average compensation". The estimated years of service and "final average compensation", respectively, as of January 1, 1996, for each of the named executive officers are as follows: Mr. L. Holding -- 42 years and $245,189; Mr. F. Holding -- 39 years and $243,221; Mr. Hyler -- 16 years and $216,942; Mr. F. Holding, Jr. -- 12 years and $112,931; Mr. Parker -- 29 years and $154,146. During 1995, the maximum annual
                                       15
benefit permitted by tax laws for a retiring participant was $120,000 and the maximum eligible final average compensation was $219,224.
     In addition to benefits under the Pension Plan, each of certain senior officers of BancShares and the Bank is party to a separate agreement with the Bank under which the Bank has agreed to pay a specified monthly amount to the officer for a period of ten years following his retirement at age 65 (or at such other age as is agreed upon between the Bank and the officer). In return for such payments, each officer has agreed that he will provide certain limited consultation services to, and will not "compete"(as defined in the agreement) against, the Bank during the period following his retirement. If the officer dies during the period payments are being made under the agreement, the remaining balance of payments due under the agreement will be paid to the officer's designated beneficiary or his estate. The amounts of monthly payments provided for in agreements currently in effect between the Bank and each of the named executive officers are as follows: Mr. L. Holding -- $18,544; Mr. F. Holding -- $18,544; Mr. Hyler -- $13,358; Mr. F. Holding, Jr. -- $8,466; and Mr.
Parker -- $4,134.
                               PERFORMANCE GRAPH
     The following line graph compares the cumulative total shareholder return (the "CTSR") on BancShares' Class A Common Stock during the previous five fiscal years, with the CTSR over the same measurement period of the Nasdaq-U.S. index and the Nasdaq Banks index. Each line graph assumes $100 invested on January 1, 1991, and that dividends were reinvested in additional shares.


       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG
               FIRST CITIZENS BANCSHARES, INC., NASDAQ BANKS AND
                        NASDAQ-US COMPANIES INDICES

(The Performance Graph appears here. The plot points are listed in the table below:)

Year          + BancShares          [ ] Nasdaq Banks          * Nasdaq-US
1990             $100                   $100                    $100
1991              147                    164                     161
1992              274                    239                     187
1993              254                    272                     215
1994              242                    271                     210
1995              311                    404                     296

                          TRANSACTIONS WITH MANAGEMENT
     The Bank has banking transactions in the ordinary course of business with certain of its directors, executive officers, principal shareholders and their associates. All extensions of credit included in such transactions have been approved by the Board of Directors and were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.
     Lewis R. Holding, Chairman and Chief Executive Officer of BancShares and the Bank, and Frank B. Holding, Executive Vice Chairman of BancShares and the Bank, also are principal shareholders of Southern BancShares (N.C.), Inc., Mount Olive, North Carolina ("Southern"), of which Frank B. Holding also serves as a director. During 1995, the Bank provided certain services to Southern's wholly owned bank subsidiary for which the Bank was paid an aggregate of $2,002,962. Services provided by the Bank included, without limitation, certain data and item processing services, securities portfolio management services, internal audit services, management consulting services, and service as trustee for Southern's pension and Section 401(k) plans. During 1996, the projected payments from Southern to the Bank for similar services, pursuant to various agreements between the Bank, Southern and its subsidiary, will amount to approximately $2,500,000.
     Certain specific relationships or transactions with directors are described above in footnote 4 to the table listing directors under the caption "PROPOSAL 1: ELECTION OF DIRECTORS".
                    PROPOSAL 2: RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS
     Subject to ratification by the shareholders, the Board of Directors has approved the engagement of KPMG Peat Marwick LLP ("Peat Marwick"), certified public accountants, as BancShares' independent public accountants for 1996, and a proposal to ratify that appointment will be submitted at the Annual Meeting.
     Representatives of Peat Marwick are expected to be present at the Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if they so desire.
     THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1996. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES REPRESENTED, IN PERSON AND BY PROXY, AND ENTITLED TO BE CAST AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF PROPOSAL 2.
                           PROPOSALS OF SHAREHOLDERS
     Any proposal of a shareholder intended to be presented at the 1997 Annual Meeting must be received by BancShares at its principal office in Raleigh, North Carolina no later than November 30, 1996, in order that any such proposal be timely received for inclusion in the proxy solicitation materials to be issued in connection with that meeting. It is anticipated that the 1997 Annual Meeting will be held on a date during April 1997.
                           ANNUAL REPORT ON FORM 10-K
     BancShares is required to file with the Securities and Exchange Commission an Annual Report on Form 10-K within 90 days following the end of each fiscal year. ON OR AFTER MARCH 30, 1996, UPON WRITTEN REQUEST TO KENNETH A. BLACK, CHIEF FINANCIAL OFFICER, CORPORATE FINANCE DEPARTMENT, FIRST-CITIZENS BANK & TRUST COMPANY, POST OFFICE BOX 27131, RALEIGH, NORTH CAROLINA 27611-7131, BY A SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF BANCSHARES' ANNUAL REPORT ON FORM 10-K FOR 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FORWARDED WITHOUT CHARGE TO THE SHAREHOLDER MAKING SUCH REQUEST.
                                       17

                                 OTHER MATTERS
     Management knows of no other business that will be brought before the Annual Meeting or any adjournments thereof. Should other matters properly come before the meeting, the persons named in the proxy to represent the shareholders will vote in accordance with their best judgment on such matters.
                                     By Order of the Board of Directors
                                     (Signature of Alexander G. MacFadyen, Jr.)
                                     ALEXANDER G. MACFADYEN, JR., SECRETARY
March 13, 1996
                                       18

                               1995 ANNUAL REPORT

                                  INTRODUCTION
     Management's discussion and analysis of earnings and related financial data are presented to assist in understanding the financial condition and results of operations of First Citizens BancShares, Inc. ("BancShares"), for the years 1995, 1994 and 1993. BancShares is a bank holding company with three wholly-owned banking subsidiaries -- First-Citizens Bank & Trust Company (the "Bank"), a North Carolina-chartered bank (with branches in North Carolina and Virginia), Bank of Marlinton ("Marlinton") and Bank of White Sulphur Springs ("WSS"), both of which are West Virginia-chartered banks. Marlinton was acquired by BancShares in September 1994, while WSS was acquired during June 1995. This discussion and related financial data should be read in conjunction with the audited consolidated financial statements and related footnotes presented on pages 39 through 58 of this report.
TABLE 1
FINANCIAL SUMMARY AND SELECTED AVERAGE BALANCES AND RATIOS

                                                             1995          1994          1993          1992          1991
                                                                      (THOUSANDS, EXCEPT SHARE DATA AND RATIOS)
SUMMARY OF OPERATIONS
Interest income........................................   $  471,109    $  376,005    $  364,881    $  390,380    $  421,844
Interest income-taxable equivalent.....................   $  473,371    $  377,858    $  366,379    $  391,668    $  423,368
Interest expense.......................................      224,664       148,126       137,934       170,558       245,684
Net interest income-taxable equivalent.................      248,707       229,732       228,445       221,110       177,684
Taxable equivalent adjustment..........................        2,262         1,853         1,498         1,288         1,524
Net interest income....................................      246,445       227,879       226,947       219,822       176,160
Provision for loan losses..............................        5,364         2,786        15,245        17,506        15,626
Net interest income after provision
  for loan losses......................................      241,081       225,093       211,702       202,316       160,534
Noninterest income.....................................       92,128        83,325        85,737        74,303        70,270
Noninterest expense....................................      245,880       230,582       213,213       199,199       187,596
Income before income taxes.............................       87,329        77,836        84,226        77,420        43,208
Income taxes...........................................       30,423        26,867        28,641        25,657        14,027
Net income.............................................   $   56,906    $   50,969    $   55,585    $   51,763    $   29,181
SELECTED AVERAGE BALANCES
Total assets...........................................   $6,846,959    $6,098,944    $5,576,179    $5,308,165    $5,084,615
Investment securities..................................    1,611,549     1,599,565     1,522,715     1,522,571     1,597,060
Loans..................................................    4,433,517     3,800,318     3,401,093     3,173,285     2,866,834
Interest-earning assets................................    6,191,422     5,476,690     5,002,144     4,762,846     4,557,240
Deposits...............................................    5,952,090     5,335,057     4,894,319     4,684,982     4,491,509
Interest-bearing liabilities...........................    5,410,495     4,838,749     4,445,120     4,299,143     4,156,635
Long-term obligations..................................       26,307        52,499        29,318        18,245        29,960
Shareholders' equity...................................   $  487,895    $  416,983    $  362,733    $  307,818    $  264,512
Shares outstanding.....................................   10,597,066     9,944,927     9,701,389     9,494,118     9,360,904
PROFITABILITY RATIOS (AVERAGES)
Rate of return (annualized) on:
  Total assets.........................................         0.83%         0.84%         1.00%         0.98%         0.57%
  Shareholders' equity.................................        11.66         12.22         15.32         16.82         11.03
Dividend payout ratio..................................        15.36         14.13         10.91          9.63         13.62
LIQUIDITY AND CAPITAL RATIOS (AVERAGES)
Loans to deposits......................................        74.49%        71.23%        69.49%        67.73%        63.83%
Shareholders' equity to total assets...................         7.13          6.84          6.51          5.80          5.20
Time certificates of $100,000 or more to total
  deposits.............................................         8.33          6.41          5.81          6.36          7.88
PER SHARE OF STOCK
Net income.............................................   $     5.37    $     5.13    $     5.73    $     5.45    $     3.12
Cash dividends.........................................        0.825         0.725         0.625         0.525         0.425
Market price at December 31 (Class A)..................       55.125         43.50         46.50         50.75         27.50
Book value at December 31..............................        48.60         44.11         39.84         34.74         29.97
Tangible book value at December 31.....................        41.75         39.97         36.53         33.25         28.15

                                    SUMMARY
     BancShares experienced an 11.6 percent increase in earnings during 1995, compared to 1994. The increase was due to increased levels of net interest income and noninterest income. These increases offset the growth in noninterest expense during 1995. Consolidated net income amounted to $56.9 million during 1995, compared to $51 million during 1994 and $55.6 million during 1993. Net income per share for the year ended December 31, 1995 totaled $5.37, compared to $5.13 and $5.73 for 1994 and 1993, respectively. Return on average assets totaled 0.83 percent, 0.84 percent and 1.00 percent during 1995, 1994 and 1993, respectively.
     An analysis of BancShares' financial condition and growth can be made by examining the changes and trends in interest-earning assets and interest-bearing liabilities, and a discussion of these changes and trends follows. The information presented in Table 6 is useful in making such an analysis. Much of BancShares' growth in recent years has resulted from various business combinations. Table 2 details the significant transactions, all of which were accounted for as purchases, with the results of operations included with BancShares' Statements of Income since the respective acquisition dates.
TABLE 2
SIGNIFICANT ACQUISITIONS

                                                                TOTAL        TOTAL
DATE               INSTITUTION AND LOCATION                     ASSETS      DEPOSITS
                                                                    (THOUSANDS)
June 1995          Bank of White Sulphur Springs               $ 64,589     $ 59,174
                   White Sulphur Springs, West Virginia
May 1995           9 NationsBank of Virginia branches           133,175      143,494
                   Southern Virginia
March 1995         State Bank                                    49,700       41,238
                   Fayetteville, North Carolina
February 1995      Pace American Bank                            58,660       53,303
                   Lawrenceville, Virginia
February 1995      First Investors Savings Bank, Inc., SSB       44,426       40,846
                   Whiteville, North Carolina
December 1994      First Republic Savings Bank, FSB              53,661       42,998
                   Roanoke Rapids, North Carolina
September 1994     Bank of Marlinton                             51,646       46,647
                   Marlinton, West Virginia
August 1994        Edgecombe Homestead Savings Bank              39,181       30,195
                   Tarboro, North Carolina
March 1994         Bank of Bladenboro                            21,316       19,515
                   Bladenboro, North Carolina

                            INTEREST-EARNING ASSETS
     Interest-earning assets averaged $6.19 billion during 1995, an increase of $714.7 million or 13.1 percent over 1994 levels, compared to a 9.5 percent increase in 1994 over 1993 levels. The higher levels of interest-earning assets during 1995 resulted primarily from loan growth.
     LOANS. As of December 31, 1995, gross loans outstanding were $4.58 billion, a 10.4 percent increase over the December 31, 1994, balance of $4.15 billion. During 1995, loans resulting from acquisitions totaled $170.4 million. Loan balances for the last five years are provided in Table 3.
     During 1995, average loans were $4.43 billion, an increase of $633.2 million or 16.7 percent over 1994, compared to an increase of $399.2 million or
11.7 percent in 1994 when compared to 1993. Loans secured by real estate and loans to individuals experienced the strongest growth during 1995, expanding at rates of 21.5 percent and 15.4 percent, respectively over 1994.
     Loans secured by real estate averaged $2.75 billion during 1995, compared to $2.27 billion during 1994. Much of the growth in average real estate secured loans during 1995 was among commercial borrowers. Non-real estate commercial and industrial loans experienced little growth during 1995, averaging $438 million during the current year compared to $440.6 million in 1994.
                                       21

TABLE 3
LOANS

                                                                                     DECEMBER 31,
                                                             1995          1994          1993          1992          1991
                                                                                     (THOUSANDS)
Real estate:
  Construction and land development....................   $  104,540    $  100,708    $  117,693    $  149,847    $  164,676
  Mortgage:
     1-4 family residential............................    1,438,655     1,296,713     1,138,254     1,036,425       905,858
     Commercial........................................      770,246       720,407       614,018       565,735       579,593
     Equity Line.......................................      397,225       349,092       293,200       283,331       283,565
     Other.............................................      129,292       109,069        56,029        47,860        50,898
Commercial and industrial..............................      466,462       373,947       408,565       371,656       420,251
Consumer...............................................    1,199,400     1,119,994       889,260       706,286       677,815
Lease financing........................................       59,899        60,598        45,398        35,634        30,680
Other..................................................       15,000        17,605        22,574        11,101        10,470
     Total.............................................    4,580,719     4,148,133     3,584,991     3,207,875     3,123,806
Less reserve for loan losses...........................       78,495        72,017        70,049        58,380        53,730
     Net loans.........................................   $4,502,224    $4,076,116    $3,514,942    $3,149,495    $3,070,076

TABLE 4
LOAN MATURITY DISTRIBUTION AND INTEREST RATE SENSITIVITY

                                                                                          DECEMBER 31, 1995
                                                                          WITHIN      ONE TO FIVE      AFTER
                                                                         ONE YEAR        YEARS       FIVE YEARS      TOTAL
                                                                                             (THOUSANDS)
Real estate:
  Construction and land development..................................   $   34,013    $    65,191    $    5,336    $  104,540
  Mortgage:
     1-4 family residential..........................................      256,047        589,151       593,457     1,438,655
     Commercial......................................................      250,443        480,508        39,295       770,246
     Equity Line.....................................................       27,806         99,306       270,113       397,225
     Other...........................................................       42,020         80,679         6,593       129,292
Commercial and industrial............................................      173,489        267,377        25,596       466,462
Consumer.............................................................      395,968        782,569        20,863     1,199,400
Lease financing......................................................       14,975         44,924            --        59,899
Other................................................................        4,866          9,196           938        15,000
     Total...........................................................   $1,199,627    $ 2,418,901    $  962,191    $4,580,719
Loans maturing after one year with:
  Fixed interest rates...............................................                 $ 1,627,398    $  481,882    $2,109,280
  Floating or adjustable rates.......................................                     791,503       480,309     1,271,812
     Total...........................................................                 $ 2,418,901    $  962,191    $3,381,092

     Loans to individuals averaged $1.17 billion during 1995 compared to $1 billion during 1994. The retail installment loan products continue to be attractive to individual borrowers wishing to finance purchases of new and used vehicles. Management anticipates sustained growth among commercial loans during 1996, with retail loans increasing at more modest levels.
     The fair value of loans outstanding as of December 31, 1995, net of the loan loss reserve, was $21.4 million above the book value. As of December 31, 1994, the book value exceeded fair value by $103 million. The improvement in the fair value relative to book is due changing market rates between the measurement dates. To minimize the potential adverse impact of interest rate fluctuations, management continuously monitors the maturity and repricing distribution of the loan portfolio. BancShares also offers variable rate loan products and fixed rate callable loans to ease the interest rate risk. Table 4 details the maturity and repricing distribution as of December 31, 1995. Of the gross loans outstanding on
                                       22

December 31, 1995, 26.2 percent have scheduled maturities within one year, 52.8 percent have scheduled maturities between one and five years, while the remaining 21 percent have scheduled maturities extending beyond five years.
     INVESTMENT SECURITIES. At December 31, 1995 and 1994, the investment portfolio totaled $1.98 billion and $1.46 billion, respectively. In each period, U.S. Government securities represented substantially all of the portfolio. Investment securities averaged $1.61 billion during 1995, and $1.60 billion during 1994 and $1.52 billion during 1993. The average balance of the investment portfolio remained near 1994 levels during 1995, as deposit growth was sufficient to fund loan demand. The weighted-average maturity of the investment portfolio at December 31, 1995, was 15 months, compared to 11 months at December 31, 1994. Management modestly extended the average maturity of the securities portfolio during 1995 to capture higher yields. At December 31, 1995, the fair value of the Bank's investment portfolio was $8.6 million above book value. The unrealized loss existing as of December 31, 1994, was $35.3 million. The investment portfolio's fair value recovery during 1995 resulted from the maturity of lower-yielding securities and the reinvestment at higher market rates. Table 5 presents detailed information relating to the investment portfolio.
TABLE 5
INVESTMENT SECURITIES

                                                                          DECEMBER 31
                                                    1995                                   1994                      1993
                                                         AVERAGE      TAXABLE-
                                BOOK        MARKET      MATURITY     EQUIVALENT      BOOK        MARKET        BOOK        MARKET
                               VALUE        VALUE      (YRS./MOS.)     YIELD        VALUE        VALUE        VALUE        VALUE
                                                                          (THOUSANDS)
U.S. Government:
  Within one year........... $  927,931   $  930,120        0/6          5.30%    $  849,279   $  838,341   $  589,666   $  594,620
  One to five years.........  1,034,722    1,040,954       1/10          5.78        599,147      575,193    1,223,348    1,223,384
  Five to ten years.........      2,305        2,258        7/5          5.94          2,496        2,281           --           --
  Over ten years............      7,171        7,198       18/6          7.30          3,029        2,918        1,257        1,252
     Total..................  1,972,129    1,980,530        1/3          5.56      1,453,951    1,418,733    1,814,271    1,819,256
State, county and municipal:
  Within one year...........      1,324        1,328        0/3          7.27            361          364          100          102
  One to five years.........      4,287        4,355        2/9          6.64          1,872        1,871          101          105
  Five to ten years.........      2,227        2,323        6/0          7.48          2,370        2,314           --           --
  Over ten years............        195          195       21/8          9.00             --           --           --           --
     Total..................      8,033        8,201        3/9          7.03          4,603        4,549          201          207
Other:
  Within one year...........        506          506       0/11          5.48            100          100           --           --
  One to five years.........      2,425        2,424        2/1          9.27             --           --           --           --
  Five to ten years.........         55           55        6/2          8.00            315          315          315          315
     Total..................      2,986        2,985       1/11          8.60            415          415          315          315
     Total investment
       securities........... $1,983,148   $1,991,716        1/3          5.57%    $1,458,969   $1,423,697   $1,814,787   $1,819,778

     INCOME ON INTEREST-EARNING ASSETS. Table 6 analyzes the Bank's interest-earning assets and interest-bearing liabilities for the five years ended December 31, 1995. Table 9 identifies the causes for changes in interest income and interest expense for 1995 and 1994. Taxable-equivalent interest income amounted to $473.4 million during 1995, a $95.5 million increase from 1994 levels, compared to an $11.5 million increase from 1993 to 1994. Volume growth contributed to the increase in interest income during both periods, while higher interest rates during 1995 boosted yields on earning assets and contributed to an increase in net interest income compared to 1994.
                                       23

TABLE 6
AVERAGE BALANCE SHEETS

                                                                             1995                                1994
                                                                             INTEREST                            INTEREST
                                                                AVERAGE      INCOME/     YIELD/     AVERAGE      INCOME/     YIELD/
                                                                BALANCE      EXPENSE      RATE      BALANCE      EXPENSE      RATE
                                                                                 (THOUSANDS, TAXABLE EQUIVALENT)
ASSETS
Loans:
  Secured by real estate....................................   $2,752,463    $233,055     8.47 %   $2,265,054    $177,494     7.84 %
  Commercial and industrial.................................      437,970      41,099     9.38        440,566      34,165     7.75
  Consumer..................................................    1,167,923     102,666     8.79      1,012,359      85,523     8.45
  Lease financing...........................................       58,332       4,499     7.71         51,160       3,861     7.55
  Other.....................................................       16,829       1,402     8.33         31,179       1,741     5.58
    Total loans.............................................    4,433,517     382,721     8.63      3,800,318     302,784     7.97
Investment securities:
  U.S. Government...........................................    1,600,713      81,219     5.07      1,597,051      71,573     4.48
  State, county and municipal...............................        8,016         622     7.76          2,192         176     8.03
  Other.....................................................        2,820         184     6.52            322          28     8.70
    Total investment securities.............................    1,611,549      82,025     5.09      1,599,565      71,777     4.49
Federal funds sold..........................................      146,356       8,625     5.89         76,807       3,297     4.29
    Total interest-earning assets...........................    6,191,422    $473,371     7.65 %    5,476,690    $377,858     6.90 %
Cash and due from banks.....................................      349,998                             354,875
Premises and equipment......................................      200,674                             189,421
Other assets................................................      180,675                             148,932
Reserve for loan losses.....................................      (75,810)                            (70,974)
    Total assets............................................   $6,846,959                          $6,098,944
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Checking With Interest....................................   $  816,391    $ 13,555     1.66 %   $  788,673    $ 13,495     1.71 %
  Savings...................................................      693,187      15,728     2.27        687,322      15,390     2.24
  Money market accounts.....................................      742,537      25,167     3.39        788,063      19,280     2.45
  Time......................................................    2,824,074     152,784     5.41      2,279,639      89,127     3.91
    Total interest-bearing deposits.........................    5,076,189     207,234     4.08      4,543,697     137,292     3.02
Short-term borrowings.......................................      307,999      15,773     5.12        242,553       8,314     3.43
Long-term obligations.......................................       26,307       1,657     6.30         52,499       2,520     4.80
    Total interest-bearing liabilities......................    5,410,495    $224,664     4.15 %    4,838,749    $148,126     3.06 %
Demand deposits.............................................      875,901                             791,360
Other liabilities...........................................       72,668                              51,852
Shareholders' equity........................................      487,895                             416,983
    Total liabilities and shareholders' equity..............   $6,846,959                          $6,098,944
Interest rate spread........................................                              3.50 %                              3.84 %
Net interest income and net yield on interest-earning
  assets....................................................                 $248,707     4.02 %                 $229,732     4.19 %

Average loan balances include nonaccrual loans.
    The average taxable-equivalent yield on the loan portfolio was 8.63 percent in 1995, 7.97 percent in 1994 and 8.03 percent in 1993. The higher yield during 1995 reflects the continued upward repricing of loans due to higher market rates. Taxable-equivalent loan income increased $79.9 million or 26.4 percent from 1994, the result of loan growth and higher rates. This followed an increase of 10.8 percent in taxable-equivalent loan income in 1994 from 1993.
                                       24

TABLE 6
AVERAGE BALANCE SHEETS (CONTINUED)

               1993                                   1992                                   1991
               INTEREST                               INTEREST                               INTEREST
 AVERAGE       INCOME/      YIELD/      AVERAGE       INCOME/      YIELD/      AVERAGE       INCOME/      YIELD/
 BALANCE       EXPENSE       RATE       BALANCE       EXPENSE       RATE       BALANCE       EXPENSE       RATE
                                        (THOUSANDS, TAXABLE EQUIVALENT)
$2,173,262     $170,150      7.83 %    $2,075,604     $168,686      8.13 %    $1,733,619     $168,056      9.69 %
   381,722       27,596      7.23         390,132       34,241      8.78         423,003       40,233      9.51
   789,374       71,112      9.01         664,924       70,158     10.55         672,694       79,488     11.82
    40,576        3,433      8.46          31,911        3,108      9.74          27,502        2,876     10.46
    16,159          985      6.10          10,714          650      6.07          10,016          813      8.12
 3,401,093      273,276      8.03       3,173,285      276,843      8.72       2,866,834      291,466     10.17
 1,521,949       90,655      5.96       1,521,154      112,447      7.39       1,585,307      125,391      7.91
       451           43      9.53           1,102          102      9.26          11,569        1,049      9.07
       315           20      6.35             315           16      5.08             184           13      7.07
 1,522,715       90,718      5.96       1,522,571      112,565      7.39       1,597,060      126,453      7.92
    78,336        2,385      3.04          66,990        2,260      3.37          93,346        5,449      5.84
 5,002,144     $366,379      7.32 %     4,762,846     $391,668      8.22 %     4,557,240     $423,368      9.29 %
   320,668                                306,795                                286,735
   169,062                                159,692                                158,352
   147,422                                135,319                                130,830
   (63,117)                              (56,487)                               (48,542)
$5,576,179                             $5,308,165                             $5,084,615
$  704,614     $ 13,271      1.88 %    $  596,399     $ 15,192      2.55 %    $  464,851     $ 18,852      4.06 %
   571,559       14,413      2.52         475,554       14,889      3.13         386,745       18,278      4.73
   797,260       19,017      2.39         816,059       25,120      3.08         728,508       36,478      5.01
 2,116,104       83,653      3.95       2,163,094      107,113      4.95       2,329,607      158,427      6.80
 4,189,537      130,354      3.11       4,051,106      162,314      4.01       3,909,711      232,035      5.93
   226,265        6,118      2.70         229,792        7,167      3.12         216,964       11,303      5.21
    29,318        1,462      4.99          18,245        1,077      5.90          29,960        2,346      7.83
 4,445,120     $137,934      3.10 %     4,299,143     $170,558      3.97 %     4,156,635     $245,684      5.91 %
   704,782                                633,876                                581,798
    63,544                                 67,328                                 81,670
   362,733                                307,818                                264,512
$5,576,179                             $5,308,165                             $5,084,615
                             4.22 %                                 4.25 %                                 3.38 %
               $228,445      4.57 %                   $221,110      4.64 %                   $177,684      3.90 %

    Taxable-equivalent income earned on the investment portfolio amounted to $82 million, $71.8 million and $90.7 million during the years ended December 31, 1995, 1994 and 1993, respectively. The average taxable-equivalent yield on the portfolio for these years was 5.09 percent, 4.49 percent and 5.96 percent, respectively. The $10.2 million increase in taxable-equivalent investment income during 1995 resulted from a 60 basis point yield increase. The $18.9 million reduction in taxable-equivalent interest income from 1993 to 1994 was the result of a 147 basis point yield reduction. Improved interest rates during 1995 allowed the portfolio yield to increase as securities purchased during 1993 and 1994 matured and were reinvested at higher rates. Recent reductions in interest rates will likely result in lower investment securities yields during 1996.
                                       25

                          INTEREST-BEARING LIABILITIES
     At December 31, 1995 and 1994, interest-bearing liabilities totaled $5.84 billion and $4.98 billion, respectively. Interest-bearing liabilities averaged $5.41 billion during 1995, an increase of 11.8 percent over 1994 levels, with most of the growth occurring in interest-bearing deposits. During 1994, interest-bearing liabilities averaged $4.84 billion, an increase of 8.9 percent over 1993.
     DEPOSITS. At December 31, 1995, deposits totaled $6.39 billion, an increase of $870.5 million or 15.8 percent from December 31, 1994. Acquisitions contributed to $338.1 million of the increase, with the remaining growth coming from the existing branch network. Total deposits averaged $5.95 billion in 1995, an increase of 11.6 percent or $617 million over 1994. Average interest-bearing deposits were $5.08 billion during 1995, an increase of $532.5 million or 11.8 percent. Average time deposits increased $544.4 million or 23.9 percent from 1994 to 1995. While acquisitions contributed to some of this increase, higher interest rates during 1995 prompted greater interest in time deposits among both retail and business customers.
     BancShares avoids excessive reliance on high-cost volatile deposits, and during 1995, these funds averaged 8.33 percent of total average deposits. Table 7 provides a maturity distribution for these deposits. The fair value of all deposits was $163.7 million above book value as of December 31, 1995, compared to December 31, 1994, when the fair value was $6.8 million below book value. The increase in fair value relative to book value during 1995 resulted from changing interest rates.
TABLE 7
MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE

                                                                                    DECEMBER 31, 1995
                                                                                       (THOUSANDS)
Less than three months...........................................................       $ 294,159
Three to six months..............................................................         177,077
Six to 12 months.................................................................          77,820
More than 12 months..............................................................          51,560
  Total..........................................................................       $ 600,616

     BORROWED FUNDS. BancShares has access to various short-term borrowings, including the purchase of federal funds, overnight repurchase obligations and lines of credit from correspondent banks. At December 31, 1995, short-term borrowings totaled $376.5 million, compared to $290.9 million one year earlier. For the year ended December 31, 1995, short-term borrowings averaged $308 million, compared to $242.6 million during 1994 and $226.3 million during 1993. The increase from 1994 to 1995 and from 1993 to 1994 resulted from growth in the Master note program, an overnight borrowing arrangement between BancShares and bank customers. The fair value of short-term borrowings equals the book value, as these financial instruments carry variable rates and adjust to current market conditions. Table 8 provides additional information regarding short-term borrowed funds.
                                       26

TABLE 8
SHORT-TERM BORROWINGS

                                                                      1995                 1994                 1993
                                                                 AMOUNT     RATE      AMOUNT     RATE      AMOUNT     RATE
                                                                                        (THOUSANDS)
Master notes
  At December 31.............................................   $257,178    4.74 %   $173,250    4.68 %   $153,545    2.50 %
  Average during year........................................    203,114    4.96      168,725    3.24      146,131    2.63
  Maximum month-end balance during year......................    257,178    --        197,942    --        171,111    --
Federal funds purchased
  At December 31.............................................     64,085    5.44       76,430    5.83       33,920    2.70
  Average during year........................................     49,226    5.83       21,079    4.09       29,323    2.90
  Maximum month-end balance during year......................     72,165    --         76,430    --         66,460    --
Repurchase agreements
  At December 31.............................................     25,022    4.46       14,970    4.43       18,374    2.25
  Average during year........................................     23,784    4.86       20,991    3.17       21,325    2.42
  Maximum month-end balance during year......................     25,337    --         20,961    --         24,111    --
U.S. Treasury tax and loan accounts
  At December 31.............................................     17,581    5.49       20,046    5.26       22,506    2.72
  Average during year........................................     17,070    5.71       24,195    3.78       26,273    2.79
  Maximum month-end balance during year......................     22,410    --         30,117    --         31,111    --
Other
  At December 31.............................................     12,665    4.50        6,165    4.58        8,152    4.86
  Average during year........................................     14,805    4.69        7,563    5.38        3,213    5.70
  Maximum month-end balance during year......................     16,666    --         10,164    --          8,152    --

     At December 31, 1995 and 1994, long-term obligations totaled $23 million and $34.5 million, respectively. The reduction during 1995 results from the scheduled maturity of borrowings. The fair value of long-term obligations as of December 31, 1995, was $552,000 above the book value, compared to December 31, 1994, when the fair value was $1.6 million below the book value. Interest rate movements pushed the fair value of these obligations above their respective book values as of December 31, 1995.
     EXPENSE OF INTEREST-BEARING LIABILITIES. Interest expense amounted to $224.7 million in 1995, a $76.5 million or 51.7 percent increase from 1994. This followed a 7.4 percent increase in interest expense during 1994 compared to 1993. The increased interest expense during 1995 was the combined result of higher interest rates and growth in interest-bearing liabilities.
     Time deposits caused much of the increase in interest expense during 1995. In addition to the $544.4 million increase in average time deposits, the rate on these deposits experienced a 150 basis point rate increase, moving from 3.91 percent in 1994 to 5.41 percent in 1995.
     The aggregate rate on interest-bearing deposits was 4.08 percent during 1995, compared to 3.02 percent during 1994 and 3.11 percent during 1993. Interest expense on total interest-bearing deposits amounted to $207.2 million during 1995, $137.3 million during 1994 and $130.4 million during 1993.
     Interest expense on short-term borrowings amounted to $15.8 million in 1995, an increase of $7.5 million or 89.7 percent from 1994. The increase was attributable to a 169 basis point rate increase when compared to 1994 and the higher volume of short-term borrowings during 1995. Interest expense related to short-term borrowings totaled $8.3 million and $6.1 million, respectively, in 1994 and 1993. Interest expense associated with long-term obligations decreased during 1995 to $1.7 million from $2.5 million during 1994. The decrease results from a reduction in average long-term obligations.
                                       27

TABLE 9
CHANGES IN CONSOLIDATED TAXABLE EQUIVALENT NET INTEREST INCOME

                                                                         1995                              1994
                                                              CHANGE FROM PREVIOUS YEAR          CHANGE FROM PREVIOUS YEAR
                                                                       DUE TO:                            DUE TO:
                                                                        YIELD/      TOTAL                 YIELD/      TOTAL
                                                            VOLUME       RATE      CHANGE     VOLUME       RATE       CHANGE
                                                                                       (THOUSANDS)
INTEREST INCOME
Loans:
  Secured by real estate.................................   $39,186    $ 16,375    $55,561    $ 7,157    $    187    $  7,344
  Commercial and industrial..............................      (224)      7,158      6,934      4,419       2,150       6,569
  Consumer...............................................    13,474       3,669     17,143     19,461      (5,050)     14,411
  Lease financing........................................       549          89        638        846        (418)        428
  Other..................................................      (999)        660       (339)       878        (122)        756
     Total loans.........................................    51,986      27,951     79,937     32,761      (3,253)     29,508
Investment securities:
  U.S. Government........................................       194       9,452      9,646      3,994     (23,076)    (19,082)
  State, county and municipal............................       460         (14)       446        153         (20)        133
  Other..................................................       190         (34)       156          1           7           8
     Total investment securities.........................       844       9,404     10,248      4,148     (23,089)    (18,941)
Federal funds sold.......................................     3,541       1,787      5,328        (57)        969         912
     Total interest-earning assets.......................   $56,371    $ 39,142    $95,513    $36,852    ($25,373)   $ 11,479
INTEREST EXPENSE
Deposits:
  Checking With Interest.................................   $   464    $   (404)   $    60    $ 1,501    $ (1,277)   $    224
  Savings................................................       132         206        338      2,747      (1,770)        977
  Money market accounts..................................    (1,318)      7,205      5,887       (210)        473         263
  Time...................................................    25,375      38,282     63,657      6,390        (916)      5,474
     Total interest-bearing deposits.....................    24,653      45,289     69,942     10,428      (3,490)      6,938
Short-term borrowings....................................     2,802       4,657      7,459        492       1,704       2,196
Long-term obligations....................................    (1,454)        591       (863)     1,135         (77)      1,058
     Total interest-bearing liabilities..................   $26,001    $ 50,537    $76,538    $12,055    $ (1,863)   $ 10,192
     Change in net interest income.......................   $30,370    $(11,395)   $18,975    $24,797    $(23,510)   $  1,287

Changes in income relating to certain loans and investment securities are stated on a fully tax-equivalent basis at a rate that approximates BancShares' marginal tax rate. The taxable equivalent adjustment was $2,262, $1,853, and $1,498 for the years 1995, 1994 and 1993, respectively. Table 6 provides detailed information on average balances, income/expense and yield/rate by category. The rate/volume variance is allocated equally between the changes in volume and rate.
                              NET INTEREST INCOME
     Taxable-equivalent net interest income totaled $248.7 million during 1995, an increase of 8.3 percent over 1994. This followed a slight increase during 1994. Table 9 presents the annual changes in net interest income by components due to changes in volume, yields and rates. This table is presented on a taxable-equivalent basis to adjust for the tax-exempt status of income earned on certain loans, leases and municipal securities. During 1995 and 1994, growth among interest-earning assets was sufficient to offset the impact of a decline in the interest rate spread from the prior year.
     The interest rate spread decreased to 3.50 percent during 1995 compared to
3.84 percent during 1994 and 4.22 percent in 1993. The average net yield on interest-earning assets decreased by 17 basis points to 4.02 percent in 1995 when compared to 1994. This followed a 38 basis point reduction in 1994 when compared to 1993. Management believes the interest rate spread and the net yield on interest-earning assets will stabilize during 1996 as improvements from the 1995 repricing of investment securities offset the impact of the lower interest rates projected for 1996. Management projects the lower interest rates will reduce the yields on interest-earning assets more rapidly than the accompanying
                                       28
reduction in the rates on interest-bearing liabilities. However, based on projected asset growth, management anticipates net interest income will expand during 1996.
     RATE SENSITIVITY. A principal objective of BancShares' asset/liability function is to manage interest rate risk or the exposure to changes in interest rate. Management maintains portfolios of interest-earning assets and interest-bearing liabilities with maturities or repricing opportunities that will protect against wide interest rate fluctuations, thereby limiting, to the extent possible, the ultimate interest rate exposure. Table 10 provides BancShares' interest-sensitivity position as of December 31, 1995, which reflected a one year interest-sensitivity gap of $676 million. The liability-sensitive position is most acute in the first six months and results from growth among time deposits during 1995. As a result of this one year interest-sensitivity gap, movements in interest rates could have an unfavorable impact on net interest income.
TABLE 10
INTEREST-SENSITIVITY ANALYSIS

                                                                       DECEMBER 31, 1995
                                    1-30         31-90       91-180       181-365       TOTAL
                                    DAYS         DAYS         DAYS         DAYS        ONE YEAR        TOTAL
                                 SENSITIVE     SENSITIVE    SENSITIVE    SENSITIVE    SENSITIVE     NONSENSITIVE      TOTAL
                                                                          (THOUSANDS)
ASSETS:
Loans.........................   $1,358,843    $ 143,782    $ 227,225    $ 451,076    $2,180,926     $2,399,793     $4,580,719
Investment securities.........      114,735      154,630      249,198      411,196       929,759      1,053,389      1,983,148
Federal funds sold............       40,445           --           --           --        40,445             --         40,445
     Total interest-earning
       assets.................   $1,514,023    $ 298,412    $ 476,423    $ 862,272    $3,151,130     $3,453,182     $6,604,312
LIABILITIES:
Checking With Interest........           --           --           --           --            --     $  874,431     $  874,431
Savings and money market
  accounts....................   $  809,813           --           --           --    $  809,813        691,894      1,501,707
Time deposits.................      666,599    $ 662,023    $ 839,114    $ 473,044     2,640,780        427,719      3,068,499
Short-term borrowings.........      363,891       10,285          285        2,070       376,531             --        376,531
Long-term obligations.........           --           --           --           --            --         22,957         22,957
     Total interest-bearing
       liabilities............   $1,840,303    $ 672,308    $ 839,399    $ 475,114    $3,827,124     $2,017,001     $5,844,125
Interest-sensitivity gap......   $ (326,280)   $(373,896)   $(362,976)   $ 387,158    $ (675,994)    $1,436,181     $  760,187

Assets and liabilities with maturities of one year or less and those that may be adjusted within this period are considered interest-sensitive. The interest-sensitivity position has meaning only as of the date for which it was prepared.
    Management continuously monitors the interest-sensitivity position in order to insure adequate liquidity, while maintaining an acceptable interest rate spread. In addition to other asset/liability management strategies, BancShares underwrites all long-term fixed-rate residential mortgage loans to secondary market standards and generally sells such loans as they are originated. As of December 31, 1995, BancShares had $15.4 million in residential mortgage loans held for sale that were reported at the lower of aggregate cost or market. Additionally, as a strategy to avoid exposure resulting from changes in market rates after a commitment is made and before a loan is closed, forward commitments to sell a percentage of residential mortgage loans are executed when a commitment is made.
                                 ASSET QUALITY
     NONPERFORMING ASSETS. Nonperforming assets consist of nonaccrual loans, restructured loans and foreclosed properties. The December 31 balances of these assets for the past five years are presented in Table 11. BancShares' nonperforming assets at December 31, 1995 included nonaccrual loans totaling $13.2 million and $2.2 million in foreclosed property. Nonperforming assets as of December 31, 1995 represent 0.34 percent of loans outstanding and total foreclosed property. Total nonperforming assets totaled $27 million and $50.2 million, respectively, as of December 31, 1994 and 1993.
                                       29

TABLE 11
RISK ELEMENTS

                                                                                     DECEMBER 31
                                                             1995          1994          1993          1992          1991
                                                                              (THOUSANDS, EXCEPT RATIOS)
Nonaccrual loans.......................................   $   13,208    $   21,069    $   33,726    $   25,814    $   17,821
Restructured loans.....................................           --            --           571         2,267            --
Other real estate......................................        2,154         5,926        15,879         8,000         9,026
  Total nonperforming assets...........................   $   15,362    $   26,995    $   50,176    $   36,081    $   26,847
Accruing loans 90 days or more past due................   $    4,230    $    5,326    $    9,202    $    6,960    $   12,829
Loans at December 31...................................   $4,580,719    $4,148,133    $3,584,991    $3,207,875    $3,123,806
Ratio of nonperforming assets to total loans plus other
  real estate..........................................         0.34%         0.65%         1.39%         1.12%         0.86%
Interest income that would have been earned on
  nonperforming loans had they been performing.........   $    1,556    $    1,430    $    2,354    $    2,413    $    1,449
Interest income earned on nonperforming loans..........          595           693         1,083         1,291           517

There are no loan concentrations to any multiple number of borrowers engaged in similar activities or industries in excess of 10 percent of total loans at December 31, 1995. There were no foreign loans outstanding in any period. Accrual of interest on loans is discontinued when management deems that collection of additional interest is doubtful. Loans are returned to an accrual status when both principal and interest are current, and the loan is determined to be performing in accordance with the applicable loan terms.
    Management continually monitors the loan portfolio to ensure that all loans potentially having a material adverse impact on future operating results, liquidity or capital resources have been classified as nonperforming. Should economic conditions deteriorate, the inability of distressed customers to service their existing debt could cause higher levels of nonperforming assets.
    RESERVE FOR LOAN LOSSES. Management evaluates the risk characteristics of the loan portfolio under current and projected economic conditions and considers such factors as the financial condition of the borrower, fair market value of collateral and other items that, in management's opinion, deserve current recognition in estimating possible credit losses. Further, management strives to maintain the reserve at a level sufficient to absorb both potential losses on identified nonperforming assets as well as general losses at historical and projected levels.
    At December 31, 1995, BancShares' reserve for loan losses was $78.5 million or 1.71 percent of loans outstanding. This compares to $72 million or 1.74 percent at December 31, 1994, and $70 million or 1.95 percent at December 31, 1993. The reduction in the reserve ratio over the two year period reflects the reduced level of nonperforming assets.
                                       30

TABLE 12
SUMMARY OF LOAN LOSS EXPERIENCE

                                                             1995          1994          1993          1992          1991
                                                                              (THOUSANDS, EXCEPT RATIOS)
Balance at beginning of year...........................   $   72,017    $   70,049    $   58,380    $   53,730    $   44,539
Reserve of acquired institutions.......................        3,231         1,009         8,269            --         7,191
Provision for loan losses..............................        5,364         2,786        15,245        17,506        15,626
Charge-offs:
  Real estate:
     Construction and land development.................         (118)         (334)         (786)         (460)         (871)
     Mortgage:
       1-4 family residential..........................         (994)       (1,048)       (1,349)       (1,376)       (2,292)
       Commercial......................................         (255)       (1,502)       (2,013)       (4,614)       (1,949)
       Equity Line.....................................          (47)         (192)         (250)         (293)          (48)
       Other...........................................          (34)           --            (3)          (16)          (24)
  Commercial and industrial............................         (826)       (1,302)       (7,331)       (3,809)       (3,247)
  Consumer.............................................       (4,988)       (4,085)       (3,860)       (4,965)       (6,541)
  Lease financing......................................           --           (17)          (51)          (39)          (15)
     Total charge-offs.................................       (7,262)       (8,480)      (15,643)      (15,572)      (14,987)
Recoveries:
  Real estate:
     Construction and land development.................          440           920           230           106            19
     Mortgage:
       1-4 family residential..........................        1,160           834           286           218           136
       Commercial......................................        1,476         2,765           856           578            63
       Equity Line.....................................           28            28            85             1             1
       Other...........................................           --            --             3            --            46
  Commercial and industrial............................          761           689         1,240           697           230
  Consumer.............................................        1,233         1,396         1,085         1,116           865
  Lease financing......................................           47            21            13            --             1
     Total recoveries..................................        5,145         6,653         3,798         2,716         1,361
     Net charge-offs...................................       (2,117)       (1,827)      (11,845)      (12,856)      (13,626)
Balance at end of year.................................   $   78,495    $   72,017    $   70,049    $   58,380    $   53,730
HISTORICAL STATISTICS
Balances
  Average total loans..................................   $4,433,517    $3,800,318    $3,401,093    $3,173,285    $2,866,834
  Total loans at year-end..............................    4,580,719     4,148,133     3,584,991     3,207,875     3,123,806
Ratios
  Net charge-offs to average total loans...............         0.05%         0.05%         0.35%         0.41%         0.48%
  Reserve for loan losses to total loans at
     year-end..........................................         1.71          1.74          1.95          1.82          1.72

All information presented in this table relates to domestic loans as BancShares makes no foreign loans.
    The provision for loan losses charged to operations was $5.4 million during 1995 compared to $2.8 million during 1994 and $15.2 million during 1993. The increase in the provision during 1995 was due to loan growth and slightly higher net charge-offs. Net charge-offs for 1995 were $2.1 million, compared to $1.8 million during 1994 and $11.8 million during 1993. The ratio of net charge-offs to average loans equaled 0.05 percent during 1995 and 1994, down 30 basis points from 1993. Table 12 provides details concerning the reserve and provision for loan losses over the past five years.
    Management considers the established reserve adequate to absorb future losses that relate to loans outstanding at December 31, 1995, although future additions to the reserve may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the reserve
                                       31
for loan losses. Such agencies may require the recognition of additions to the reserve based on their judgments of information available to them at the time of their examination. Table 13 illustrates management's allocation of the reserve among the various loan types.
TABLE 13
ALLOCATION OF RESERVE FOR LOAN LOSSES

                                                                            DECEMBER 31
                                           1995                 1994                 1993                 1992           1991
                                              PERCENT              PERCENT              PERCENT              PERCENT
                                              OF LOANS             OF LOANS             OF LOANS             OF LOANS
                                              TO TOTAL             TO TOTAL             TO TOTAL             TO TOTAL
                                    RESERVE    LOANS     RESERVE    LOANS     RESERVE    LOANS     RESERVE    LOANS     RESERVE
                                                                            (THOUSANDS)
Real estate:
  Construction and land
    development.................... $3,090       2.28%   $2,919       2.43%   $3,135       3.28%   $3,491       4.67%   $1,976
  Mortgage:
    1-4 family residential......... 13,125      31.42    13,459      31.26    15,175      31.74    13,373      32.31    10,417
    Commercial..................... 15,305      16.81    13,636      17.37    13,997      17.13    13,181      17.64     9,245
    Equity Line....................  2,788       8.67     2,585       8.42     2,112       8.18     2,042       8.83     3,743
    Other..........................  1,318       2.82     1,581       2.63     1,493       1.56       738       1.49        82
Commercial and industrial..........  8,384      10.18    10,029       9.01    11,650      11.40     8,190      11.59     5,043
Consumer........................... 21,587      26.18    20,373      27.00    17,079      24.81    14,875      22.01    17,305
Lease financing....................    639       1.31       197       1.46       454       1.27       356       1.11       306
Other..............................     --       0.33        --       0.42        --       0.63        --       0.35        --
Unallocated........................ 12,259         --     7,238         --     4,954         --     2,134         --     5,613
    Total.......................... $78,495    100.00%   $72,017    100.00%   $70,049    100.00%   $58,380    100.00%   $53,730
                                     PERCENT
                                     OF LOANS
                                     TO TOTAL
                                      LOANS
                                    <
Real estate:
  Construction and land
    development....................     5.27%
  Mortgage:
    1-4 family residential.........    29.00
    Commercial.....................    18.55
    Equity Line....................     9.08
    Other..........................     1.63
Commercial and industrial..........    13.45
Consumer...........................    21.70
Lease financing....................     0.98
Other..............................     0.34
Unallocated........................       --
    Total..........................   100.00%

    At December 31, 1995, BancShares had no foreign loans or any material highly leveraged transactions. Further, management does not contemplate originating or participating in such transactions in the foreseeable future.
                               NONINTEREST INCOME
     Total noninterest income increased 10.6 percent during 1995 to $92.1 million. This compares to $83.3 million during 1994 and $85.7 million during 1993. Table 14 presents the major components of noninterest income for the past five years. Trust income was $8.9 million in 1995, up 8 percent from 1994 due to higher commission income, particularly from growth in the number of accounts managed by retirement plan services.
     Income from service charges on deposit accounts was $39.9 million during 1995, an increase of 3.5 percent. This increase was the result of growth in retail individual service charge income due to an increase in the number of customer accounts. Income from deposit service charges amounted to $38.6 million and $43.3 million for the years ended December 31, 1994 and 1993, respectively. The reduction from 1993 to 1994 was primarily the result of higher interest rates, which increased the earnings credit used to offset service charges on certain commercial accounts.
TABLE 14
NONINTEREST INCOME

                                                                                        YEAR ENDED DECEMBER 31
                                                                           1995       1994       1993       1992       1991
                                                                                              (THOUSANDS)
Trust income...........................................................   $ 8,886    $ 8,228    $ 7,197    $ 6,087    $ 4,902
Service charges on deposit accounts....................................    39,909     38,567     43,277     42,130     38,451
Credit card income.....................................................    13,561     12,390     10,618      9,512      9,159
Other service charges and fees.........................................    21,227     16,672      8,564      8,078      6,049
Investment securities gains............................................        --         --         --      2,363         --
Gain (loss) on sale of mortgage loans..................................       809       (862)     8,010      1,345         --
Other..................................................................     7,736      8,330      8,071      4,788     11,709
  Total................................................................   $92,128    $83,325    $85,737    $74,303    $70,270

     Credit card income was $13.6 million during 1995, a 9.5 percent increase over 1994, primarily the result of expanding merchant service activity. Management anticipates continued growth within the credit card function during 1996.
     Income from other service charges and fees amounted to $21.2 million in 1995, $16.7 million in 1994 and $8.6 million in 1993. Growth in this area during 1995 resulted from higher fees for processing services provided to various bank affiliates. These services resulted in an additional $1.7 million during 1995. Additionally, fees generated from the sale of mutual fund and annuity products by First Citizens Investor Services increased $1 million during 1995.
     During 1995, BancShares recorded $809,000 in gains on the ongoing sale of current fixed-rate mortgage loan production. The gains recorded during 1995 compare to an $862,000 loss recorded during 1994. During 1993, BancShares recorded an $8 million gain on the sale of $276.2 million in residential mortgage loans. Management intends to continue the sale of its long-term fixed-rate residential mortgage loan production, so gains or losses may be incurred due to interest rate volatility. However, management has elected to enter into forward commitments to sell loans as a strategy of limiting exposure to interest rate fluctuations.
                              NONINTEREST EXPENSE
     Total noninterest expense for 1995 amounted to $245.9 million. This was a
6.6 percent increase over 1994, following an 8.1 percent increase of 1994 noninterest expenses over 1993. Table 15 presents the major components of noninterest expense for the past five years.
     Salary expense was $106.6 million during 1995, compared to $99.3 million during 1994, an increase of $7.3 million or 7.4 percent, following a $6.7 million or 7.2 percent increase in 1994 over 1993. Increases during each period resulted from merit increases as well as new positions established to centralize certain operational functions. Employee benefits were $17.1 million during 1995, an increase of $2.5 million from 1994.
TABLE 15
NONINTEREST EXPENSE

                                                                                     YEAR ENDED DECEMBER 31
                                                                      1995        1994        1993        1992        1991
                                                                                          (THOUSANDS)
Salaries and wages...............................................   $106,607    $ 99,282    $ 92,579    $ 85,195    $ 80,412
Employee benefits................................................     17,080      14,535      13,500      12,791      13,137
Occupancy expense................................................     20,446      18,691      16,972      15,675      15,799
Equipment expense................................................     24,504      23,839      21,231      19,808      18,271
Credit card expense..............................................      9,106       8,587       6,814       6,416       5,975
FDIC insurance...................................................      8,418      11,831      10,496      10,739       9,618
Telecommunication expense........................................      6,790       6,743       6,528       5,717       5,606
Amortization of intangibles......................................      5,877       3,993       3,157       3,349       3,510
Postage..........................................................      5,701       4,907       3,996       3,920       3,624
Other............................................................     41,351      38,174      37,940      35,589      31,644
  Total..........................................................   $245,880    $230,582    $213,213    $199,199    $187,596

     BancShares recorded occupancy expense of $20.4 million during 1995, an increase of $1.8 million or 9.4 percent due to increased rent expense. Occupancy expense was $18.7 million for 1994 and $17 million for 1993. Equipment expense for 1995 was $24.5 million, an increase of 2.8 percent over 1994, when total equipment expenses were $23.8 million. Costs related to deposit insurance fell during 1995. During the third quarter, the Bank Insurance Fund ("BIF") of the FDIC reached the reserve level mandated by Congress. At that time, premiums were reduced and a refund for overpayment retroactive to the date the BIF was fully capitalized was made to institutions for their BIF-insured deposits. However, financial institutions with deposits that are insured under the Savings Association Insurance Fund ("SAIF") continue to pay the higher premiums for SAIF-insured deposits. Of BancShares' total deposits, approximately one-third are SAIF-insured. Until the SAIF is fully capitalized, these deposits will continue to be subject to higher insurance rates.
     Various proposals are being considered by the United States Congress concerning a possible merger of the BIF and the SAIF. Central to that discussion is the recapitalization of the SAIF prior to such a merger, and most of the proposals mandate a special one-time assessment of SAIF-insured deposits at rates up to 85 basis points of the SAIF-insured deposits. As of December 31, 1995, BancShares had total SAIF deposits of $1.86 billion. A final assessment rate is yet to be
                                       33
determined, and due to the uncertainty as to which, if any, of the various proposals will be adopted and the ultimate amount of the assessment to be levied on the SAIF-insured deposits, the impact of the proposals and the assessment is impossible to predict with certainty at this time.
                                  INCOME TAXES
     During 1995, BancShares recorded total income tax expense of $30.4 million, compared to $26.9 million in income tax expense during 1994, the increase resulting from higher pre-tax income. BancShares' effective tax rate was 34.8 percent in 1995, 34.5 percent in 1994 and 34 percent in 1993. Total effective tax rates were less than the statutory federal income tax rates primarily due to small amounts of tax-exempt interest income.
                                   LIQUIDITY
     Management recognizes the importance of maintaining a highly liquid investment portfolio with maturities designed to provide needed cash flows to meet the liquidity requirements of the Bank. At December 31, 1995, the investment portfolio totaled $1.98 billion or 26.9 percent of total assets. This compares to $1.46 billion or 23 percent in 1994.
     The Bank's ability to generate retail deposits is an additional source of liquidity. The rate of growth in average deposits was 11.6 percent during 1995, 9 percent during 1994 and 4.5 percent during 1993. The deposit increase resulted from the existing branch network as well as deposit liability assumptions associated with various business combinations. Another significant liquidity source is cash provided by operating activities. These operating activities generated $100.8 million during 1995, $167.6 million during 1994 and $48 million during 1993.
     These liquidity sources have enabled BancShares to place little dependence on short-term borrowed funds for its liquidity needs. However, there are readily available sources for borrowed funds through the correspondent bank network.
                   SHAREHOLDERS' EQUITY AND CAPITAL ADEQUACY
     BancShares maintains an adequate capital position and exceeds all minimum regulatory capital requirements. BancShares' total risk-based capital ratios were 10.9 percent, 11.3 percent and 11.5 percent, respectively, at December 31, 1995, 1994 and 1993. BancShares' core capital ratios for December 31, 1995, 1994 and 1993 were 9.6 percent, 10.1 percent and 10.2 percent, respectively. The minimum capital ratios established by Federal Reserve guidelines are 8 percent for total capital and 4 percent for core capital. At December 31, 1995, BancShares' leverage capital ratio was 6.1 percent, compared to 6.5 percent and
5.9 percent at December 31, 1994 and 1993, respectively. The minimum leverage ratio is 3 percent. Failure to meet certain capital requirements may result in certain actions by regulatory agencies that could have a direct material effect on the consolidated financial statements.
     The rate of return on average shareholders' equity during 1995, 1994 and 1993 amounted to 11.7 percent, 12.2 percent and 15.3 percent, respectively. BancShares' internal capital generation rate was 9.9 percent in 1995, compared with 10.5 percent in 1994 and 13.7 percent in 1993. These rates reflect the ability to generate sufficient capital to support current levels of growth, although significant expansion would likely require additional capital be raised.
     During the fourth quarter of 1995 the Board of Directors of BancShares reauthorized the purchase of its Class A and Class B common stocks. Management views the purchase of its stock as a good investment and will continue to repurchase shares when market conditions are favorable for such transactions. The repurchase of these shares should not impair capital adequacy because of BancShares' high earnings retention percentage.
                            FOURTH QUARTER ANALYSIS
     BancShares' net income for the fourth quarter of 1995 totaled $16.3 million, compared to $12.9 million during the same period of 1994. As shown in Table 16, during the fourth quarter of 1995 and 1994, total assets averaged $7.28 billion and $6.23 billion, respectively. Average interest-earning assets increased 18 percent during the fourth quarter of 1995, compared to the same period of 1994. Average loans outstanding during the fourth quarter increased $552.6 million during 1995 over 1994, largely due to growth among loans to individuals. Acquisition growth during 1995 contributed an additional $170.4 million in loans outstanding. Average investment securities increased $373.1 million between the two periods, the result of deposit growth at sufficient levels to generate additional liquidity.
                                       34

     Taxable-equivalent interest income on interest-earning assets increased $26.3 million or 26.1 percent in the fourth quarter of 1995 when compared to the same period of 1994. The improved interest income during 1995 resulted from a $15.6 million increase in loan interest income and a $9.2 million increase in investment securities interest income. Both of these increases resulted from average volume growth and higher yields. Interest-earning assets yielded 7.65 percent during the fourth quarter of 1995, a 48 basis point increase from the fourth quarter of 1994.
TABLE 16
SELECTED QUARTERLY DATA

                                                               1995                                      1994
                                         FOURTH        THIRD         SECOND        FIRST         FOURTH        THIRD
                                                        (THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
SUMMARY OF OPERATIONS
Interest income....................... $  126,372    $  122,234    $  116,282    $  106,221    $  100,203    $   95,254
Interest income-taxable equivalent....    126,950       122,801       116,845       106,774       100,693        95,731
Interest expense......................     62,968        59,858        55,537        46,301        40,628        37,265
Net interest income-taxable
  equivalent..........................     63,982        62,943        61,308        60,473        60,065        58,466
Taxable equivalent adjustment.........        578           567           563           553           490           477
Net interest income...................     63,404        62,376        60,745        59,920        59,575        57,989
Provision for loan losses.............      1,654         1,716         1,460           534         1,486         1,159
Net interest income after provision
  for loan losses.....................     61,750        60,660        59,285        59,386        58,089        56,830
Noninterest income....................     23,856        23,560        23,057        21,655        21,080        21,354
Noninterest expense...................     60,925        59,716        62,876        62,363        59,444        57,361
Income before income taxes............     24,681        24,504        19,466        18,678        19,725        20,823
Income taxes..........................      8,395         8,686         6,842         6,500         6,796         7,138
Net income............................ $   16,286    $   15,818    $   12,624    $   12,178    $   12,929    $   13,685
SELECTED QUARTERLY AVERAGES
Total assets.......................... $7,280,893    $7,053,579    $6,702,692    $6,323,537    $6,227,704    $6,102,964
Investment securities.................  1,871,272     1,694,776     1,493,415     1,380,424     1,498,143     1,543,548
Loans.................................  4,552,018     4,500,192     4,424,724     4,253,117     3,999,377     3,854,738
Interest-earning assets...............  6,599,377     6,376,273     6,061,732     5,716,572     5,590,432     5,480,912
Deposits..............................  6,282,111     6,124,360     5,858,280     5,533,654     5,422,018     5,338,095
Interest-bearing liabilities..........  5,753,538     5,569,496     5,299,570     5,009,276     4,895,564     4,818,665
Long-term obligations.................     23,365        24,595        26,174        32,564        43,854        48,908
Shareholders' equity.................. $  512,768    $  498,108    $  482,885    $  460,695    $  443,833    $  423,982
Shares outstanding.................... 10,700,435    10,688,019    10,618,902    10,376,351    10,192,150     9,980,530
PROFITABILITY RATIOS (averages)
Rate of return (annualized) on:
  Total assets........................       0.89%         0.89%         0.76%         0.78%         0.82%         0.89%
  Shareholders' equity................      12.60         12.60         10.49         10.72         11.56         12.81
Dividend payout ratio.................      14.80         13.42         16.81         17.09         15.75         12.77
LIQUIDITY AND CAPITAL RATIOS
  (averages)
Loans to deposits.....................      72.46%        73.48%        75.53%        76.86%        73.76%        72.21%
Shareholders' equity to total
  assets..............................       7.04          7.06          7.20          7.29          7.13          6.95
Time certificates of $100,000 or more
  to total deposits...................       9.27          8.61          8.04          7.30          6.63          6.41
PER SHARE OF STOCK
Net income............................ $     1.52    $     1.49    $     1.19    $     1.17    $     1.27    $     1.37
Cash dividends........................      0.225          0.20          0.20          0.20          0.20         0.175
Class A sales price
  High................................         551/2         533/4         50            46            461/2         451/2
  Low.................................         521/2         481/2         44            42            411/2         41
Class B sales price
  High................................         541/2         531/4         491/2         45            451/2         441/2
  Low.................................         521/2         49            45            44            42            41
                                          SECOND        FIRST
                                       <C
SUMMARY OF OPERATIONS
Interest income.......................  $   91,351    $   89,197
Interest income-taxable equivalent....      91,806        89,628
Interest expense......................      35,307        34,926
Net interest income-taxable
  equivalent..........................      56,499        54,702
Taxable equivalent adjustment.........         455           431
Net interest income...................      56,044        54,271
Provision for loan losses.............        (947)        1,088
Net interest income after provision
  for loan losses.....................      56,991        53,183
Noninterest income....................      20,517        20,374
Noninterest expense...................      57,022        56,755
Income before income taxes............      20,486        16,802
Income taxes..........................       7,128         5,805
Net income............................  $   13,358    $   10,997
SELECTED QUARTERLY AVERAGES
Total assets..........................  $6,061,930    $6,037,860
Investment securities.................   1,641,857     1,717,729
Loans.................................   3,712,429     3,618,555
Interest-earning assets...............   5,434,768     5,386,963
Deposits..............................   5,303,041     5,275,596
Interest-bearing liabilities..........   4,810,625     4,829,639
Long-term obligations.................      57,534        59,917
Shareholders' equity..................  $  406,002    $  394,388
Shares outstanding....................   9,828,295     9,769,973
PROFITABILITY RATIOS (averages)
Rate of return (annualized) on:
  Total assets........................        0.88%         0.74%
  Shareholders' equity................       13.20         11.31
Dividend payout ratio.................       12.87         15.49
LIQUIDITY AND CAPITAL RATIOS
  (averages)
Loans to deposits.....................       70.01%        68.59%
Shareholders' equity to total
  assets..............................        6.70          6.53
Time certificates of $100,000 or more
  to total deposits...................        6.28          6.21
PER SHARE OF STOCK
Net income............................  $     1.36    $     1.13
Cash dividends........................       0.175         0.175
Class A sales price
  High................................          441/2         45
  Low.................................          40            40
Class B sales price
  High................................          43            441/2
  Low.................................          401/2         401/2

     Stock information related to Class A common stock reflects the sales price, as reported on the Nasdaq National Market System. Stock information for Class B was obtained from a broker-dealer, reflecting the bid prices, prior to any mark-ups, mark-downs or commissions.
                                       35

     As of December 31, 1995, there were 3,926 holders of record of the Class A common stock and 745 holders of record of the Class B common stock.
     Average interest-bearing liabilities experienced an $858 million increase from the fourth quarter of 1994 to the same period of 1995, largely the result of acquisitions and internally generated deposit growth. The rate on these interest-bearing liabilities increased from 3.29 percent to 4.34 percent between the two periods.
     Taxable-equivalent net interest income increased $3.9 million from the fourth quarter of 1994 to the fourth quarter of 1995. The increase resulted from growth among interest-earning assets, while higher interest rates had a net adverse impact on net interest income.
     Noninterest income for the fourth quarter of 1995 was $23.9 million, an increase of 13.2 percent. Much of the increase resulted from higher fee income generated from processing services. Noninterest expense amounted to $60.9 million for the quarter ended December 31, 1995, compared to $59.4 million for the quarter ended December 31, 1994. Most of the 2.5 percent increase was in salary expense and various other operating expenses. Tables 16 and 17 are useful when making quarterly comparisons.
TABLE 17
CONSOLIDATED TAXABLE EQUIVALENT RATE/VOLUME VARIANCE ANALYSIS -- FOURTH QUARTER

                                                      1995                                 1994                   INCREASE
                                                      INTEREST                             INTEREST               (DECREASE)
                                         AVERAGE      INCOME/     YIELD/      AVERAGE      INCOME/     YIELD/     DUE TO:
                                         BALANCE      EXPENSE      RATE       BALANCE      EXPENSE      RATE       VOLUME
                                                                           (THOUSANDS)
ASSETS
Loans:
  Secured by real estate..............  $2,826,705    $58,918      8.18 %    $2,397,516    $48,548      7.99%     $ 8,831
  Commercial and industrial...........     461,955     12,771     10.51         425,484      8,459      7.83        1,182
  Consumer............................   1,189,310     25,330      8.45       1,097,205     24,364      8.87        2,038
  Lease financing.....................      58,058      1,177      8.11          56,454      1,041      7.38           31
  Other...............................      15,990        315      7.82          22,718        490      8.57        3,260
    Total loans.......................   4,552,018     98,511      8.63       3,999,377     82,902      8.25       15,342
Investment securities:
  U.S. Government.....................   1,860,076     25,652      5.47       1,492,930     16,507      4.39        4,572
  State, county and municipal.........       8,208        157      7.59           4,898         98      7.94           64
  Other...............................       2,988         44      5.84             315          5      6.30            0
    Total investment securities.......   1,871,272     25,853      5.48       1,498,143     16,610      4.40        4,636
Federal funds sold....................     176,087      2,586      5.83          92,912      1,182      5.05        1,139
    Total interest-earning assets.....  $6,599,377    $126,950     7.66 %    $5,590,432    $100,694     7.17%     $21,117
LIABILITIES
Deposits:
  Checking With Interest..............  $  852,002    $ 3,342      1.56 %    $  813,596    $ 3,526      1.72%     $   155
  Savings.............................     701,528      4,030      2.28         703,405      3,988      2.25          (11)
  Money market accounts...............     766,821      7,086      3.67         782,683      5,336      2.70         (133)
  Time................................   3,035,811     43,313      5.66       2,294,337     24,392      4.22        9,241
    Total interest-bearing deposits...   5,356,162     57,771      4.28       4,594,021     37,242      3.22        9,252
Short-term borrowings.................     374,011      4,816      5.11         257,689      2,823      4.35        1,387
Long-term obligations.................      23,365        381      6.47          43,854        563      5.09         (298)
    Total interest-bearing
      liabilities.....................  $5,753,538    $62,968      4.34 %    $4,895,564    $40,628      3.29%     $10,341
Interest rate spread..................                             3.32 %                               3.88%
Net interest income and net yield on
  interest-earning assets.............                $63,982      3.85 %                  $60,066      4.26%     $10,776
                                         YIELD/      TOTAL
                                          RATE      CHANGE
                                        <C
ASSETS
Loans:
  Secured by real estate..............  $  1,539    $10,370
  Commercial and industrial...........     3,130     4,312
  Consumer............................    (1,072)      966
  Lease financing.....................   105,136
  Other...............................    (3,435)     (175 )
    Total loans.......................       267    15,609
Investment securities:
  U.S. Government.....................     4,573     9,145
  State, county and municipal.........        (5)       59
  Other...............................        39        39
    Total investment securities.......     4,607     9,243
Federal funds sold....................       265     1,404
    Total interest-earning assets.....  $  5,139    $26,256
LIABILITIES
Deposits:
  Checking With Interest..............  $   (339)   $ (184 )
  Savings.............................        53        42
  Money market accounts...............     1,883     1,750
  Time................................     9,680    18,921
    Total interest-bearing deposits...    11,277    20,529
Short-term borrowings.................       606     1,993
Long-term obligations.................       116      (182 )
    Total interest-bearing
      liabilities.....................  $ 11,999    $22,340
Interest rate spread..................
Net interest income and net yield on
  interest-earning assets.............  $ (6,860)   $3,916

                               LEGAL PROCEEDINGS
     BancShares and various subsidiaries have been named as defendants in various legal actions arising from their normal business activities in which damages in various amounts are claimed. Although the amount of any ultimate liability with respect to such matters cannot be determined, in the opinion of management, any such liability will not have a material effect on BancShares' consolidated financial position.
                                       36

                    CURRENT ACCOUNTING AND REGULATORY ISSUES
     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("Statement 121") which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for those to be disposed of. Statement 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss should be recognized if the sum of the undiscounted future cash flows is less than the carrying amount of the asset. Those assets to be disposed of are to be reported at the lower of the carrying amount or fair value, less costs to sell. Adoption of Statement 121 is required for fiscal years beginning after December 15, 1995. Adoption of this statement should not have a material effect on BancShares' consolidated financial statements at the date of adoption. However this statement could have a material impact on BancShares' consolidated financial statements for future periods should an event or changes in circumstances occur in such future periods, requiring a review by management for impairment.
     In October 1995, the FASB issued SFAS No. 122, Accounting for Mortgage Servicing Rights, an amendment of SFAS No. 65 ("Statement 122"). Statement 122 amends SFAS No. 65, Accounting for Certain Mortgage Banking Activities, to require that a mortgage banking enterprise, or an entity engaged in mortgage banking activities, recognize as separate assets rights to service mortgage loans for others, however those rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. Statement 122 also requires that a mortgage banking enterprise assess its capitalized mortgage servicing rights for impairment based on the fair values of these rights. Impairment should be recognized through a valuation allowance for each impaired stratum. Statement 122 applies prospectively in fiscal years beginning after December 31, 1995. BancShares will adopt Statement 122 prospectively on January 1, 1996, and does not believe that it will have a material effect on the consolidated financial statements upon adoption. However, this statement could have a material impact on BancShares' future consolidated financial statements in the event that changes in market conditions result in an increased volume of mortgage banking activities or the recognition of impairment valuation allowances.
     In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation ("Statement 123"). Statement 123 defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. It also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). Statement 123 requires that an employer's financial statements include certain disclosures about stock-based compensation arrangements regardless of the method used to account for them. Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value based method of accounting defined in Statement 123 had been applied.
     The accounting requirements of Statement 123 are effective for transactions entered into in fiscal years that begin after December 31, 1995. The disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995, or for an earlier fiscal year for which Statement 123 is initially adopted for recognizing compensation cost. Pro forma disclosures required for entities that elect to continue to measure compensation cost using APB 25 must include the effects of all awards granted in fiscal years that begin after December 15, 1994. BancShares will continue to measure compensation cost using APB 25, and therefore will make the appropriate disclosures in its financial statements for the year ending December 31, 1996, of net income and earnings per share as if the fair value based method of accounting defined in Statement 123 had been applied. Management has not yet quantified these pro forma disclosures.
     The FASB also issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the consolidated financial statements of BancShares and monitors the status of changes to issued exposure drafts and to proposed effective dates.
     Other than the SAIF assessment under consideration, management is not aware of any current recommendations by the regulatory authorities that, if implemented, would have or would be reasonably likely to have a material effect on liquidity, capital ratios or results of operations.
                                       37

                          INDEPENDENT AUDITORS' REPORT
THE BOARD OF DIRECTORS AND SHAREHOLDERS
FIRST CITIZENS BANCSHARES, INC.
     We have audited the accompanying consolidated balance sheets of First Citizens BancShares, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Citizens BancShares, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.
                                      KPMG Peat Marwick LLP
Raleigh, North Carolina
January 22, 1996
                                       38

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                                           DECEMBER 31
                                                                                                        1995          1994
                                                                                                        (THOUSANDS, EXCEPT
                                                                                                           SHARE DATA)
ASSETS
Cash and due from banks...........................................................................   $  448,630    $  455,710
Investment securities (market value $1,991,716 in 1995; $1,423,697 in 1994).......................    1,983,148     1,458,969
Federal funds sold................................................................................       40,445         6,750
Loans.............................................................................................    4,580,719     4,148,133
Less reserve for loan losses......................................................................       78,495        72,017
       Net loans..................................................................................    4,502,224     4,076,116
Premises and equipment............................................................................      208,240       188,824
Income earned not collected.......................................................................       58,237        45,194
Other assets......................................................................................      143,026       101,761
       Total assets...............................................................................   $7,383,950    $6,333,324
LIABILITIES
Deposits:
  Noninterest-bearing.............................................................................   $  943,445    $  858,537
  Interest-bearing................................................................................    5,444,637     4,659,052
       Total deposits.............................................................................    6,388,082     5,517,589
Short-term borrowings.............................................................................      376,531       290,861
Long-term obligations.............................................................................       22,957        34,542
Other liabilities.................................................................................       75,543        40,921
       Total liabilities..........................................................................    6,863,113     5,883,913
SHAREHOLDERS' EQUITY
Common stock:
  Class A -- $1 par value (11,000,000 shares authorized; 8,949,703 shares issued for 1995;
     8,419,389 shares issued for 1994)............................................................        8,950         8,419
  Class B -- $1 par value (2,000,000 shares authorized; 1,766,464 shares issued for 1995;
     1,769,451 shares issued for 1994)............................................................        1,766         1,770
Surplus...........................................................................................      106,954        82,631
Retained earnings.................................................................................      403,167       356,591
       Total shareholders' equity.................................................................      520,837       449,411
       Total liabilities and shareholders' equity.................................................   $7,383,950    $6,333,324

          See accompanying Notes to Consolidated Financial Statements.
                                       39

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                             YEAR ENDED DECEMBER 31
                                                                                        1995           1994          1993
                                                                                            (THOUSANDS, EXCEPT SHARE
                                                                                               AND PER SHARE DATA)
INTEREST INCOME
Loans.............................................................................   $   380,676    $  300,993    $  271,792
Investment securities:
  U.S. Government.................................................................        81,219        71,514        90,610
  State, county and municipal.....................................................           405           114            29
  Other...........................................................................           184            87            65
       Total investment securities interest income................................        81,808        71,715        90,704
Federal funds sold................................................................         8,625         3,297         2,385
       Total interest income......................................................       471,109       376,005       364,881
INTEREST EXPENSE
Deposits..........................................................................       207,234       137,292       130,354
Short-term borrowings.............................................................        15,773         8,314         6,118
Long-term obligations.............................................................         1,657         2,520         1,462
       Total interest expense.....................................................       224,664       148,126       137,934
       Net interest income........................................................       246,445       227,879       226,947
Provision for loan losses.........................................................         5,364         2,786        15,245
       Net interest income after provision for loan losses........................       241,081       225,093       211,702
NONINTEREST INCOME
Trust income......................................................................         8,886         8,228         7,197
Service charges on deposit accounts...............................................        39,909        38,567        43,277
Credit card income................................................................        13,561        12,390        10,618
Other service charges and fees....................................................        21,227        16,672         8,564
Gain (loss) on sale of mortgage loans.............................................           809          (862)        8,010
Other.............................................................................         7,736         8,330         8,071
       Total noninterest income...................................................        92,128        83,325        85,737
                                                                                         333,209       308,418       297,439
NONINTEREST EXPENSE
Salaries and wages................................................................       106,607        99,282        92,579
Employee benefits.................................................................        17,080        14,535        13,500
Occupancy expense.................................................................        20,446        18,691        16,972
Equipment expense.................................................................        24,504        23,839        21,231
Other.............................................................................        77,243        74,235        68,931
       Total noninterest expense..................................................       245,880       230,582       213,213
Income before income taxes........................................................        87,329        77,836        84,226
Income taxes......................................................................        30,423        26,867        28,641
       Net income.................................................................   $    56,906    $   50,969    $   55,585
Per share information
  Net income......................................................................   $      5.37    $     5.13    $     5.73
  Cash dividends..................................................................         0.825         0.725         0.625
Weighted average shares outstanding...............................................    10,597,066     9,944,927     9,701,389

          See accompanying Notes to Consolidated Financial Statements.
                                       40

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                  CLASS     CLASS
                                                                    A         B                                   TOTAL
                                                                  COMMON    COMMON                RETAINED    SHAREHOLDERS'
                                                                  STOCK     STOCK     SURPLUS     EARNINGS       EQUITY
                                                                               (THOUSANDS, EXCEPT SHARE DATA)
Balance at December 31, 1992...................................   $7,815    $1,793    $ 55,447    $268,732      $ 333,787
Issuance of 164,917 shares of Class A common stock pursuant to
  employee stock purchase plans................................     165                  5,966                      6,131
Redemption of 13,147 shares of Class B common stock............               (13 )       (687)                      (700)
Issuance of 6,134 shares of Class A common stock pursuant to
  the Dividend Reinvestment Plan...............................       6                    304                        310
Net income.....................................................                                     55,585         55,585
Cash dividends.................................................                                     (6,063)        (6,063)
Balance at December 31, 1993...................................   7,986     1,780       61,717     317,567        389,050
Issuance of 79,408 shares of Class A common stock pursuant to
  employee stock purchase plans................................      79                  2,586                      2,665
Redemption of 85,850 shares of Class A common stock and 10,617
  shares of Class B common stock...............................     (86 )     (10 )                 (4,132)        (4,228)
Issuance of 6,694 shares of Class A common stock pursuant to
  the Dividend Reinvestment Plan...............................       7                    276                        283
Issuance of 433,068 shares of Class A common stock in
  connection with various acquisitions.........................     433                 18,052                     18,485
Net income.....................................................                                     50,969         50,969
Cash dividends.................................................                                     (7,311)        (7,311)
Other..........................................................                                       (502)          (502)
Balance at December 31, 1994...................................   8,419     1,770       82,631     356,591        449,411
Issuance of 64,881 shares of Class A common stock pursuant to
  employee stock purchase plans................................      65                  2,556                      2,621
Redemption of 28,386 shares of Class A common stock and 2,987
  shares of Class B common stock...............................     (28 )      (4 )                 (1,513)        (1,545)
Issuance of 8,998 shares of Class A common stock pursuant to
  the Dividend Reinvestment Plan...............................       9                    406                        415
Issuance of 484,821 shares of Class A common stock in
  connection with various acquisitions.........................     485                 21,361                     21,846
Net income.....................................................                                     56,906         56,906
Cash dividends.................................................                                     (8,817)        (8,817)
Balance at December 31, 1995...................................   $8,950    $1,766    $106,954    $403,167      $ 520,837

          See accompanying Notes to Consolidated Financial Statements.
                                       41

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                         1995          1994          1993
                                                                                                    (THOUSANDS)
OPERATING ACTIVITIES
Net income.........................................................................   $    56,906    $  50,969    $    55,585
Adjustments:
  Amortization of intangibles......................................................         5,877        3,993          3,157
  Provision for loan losses........................................................         5,364        2,786         15,245
  Deferred tax benefit.............................................................        (1,454)      (1,579)        (4,807)
  Change in current taxes payable..................................................         3,241       (3,993)        (3,540)
  Depreciation.....................................................................        16,882       15,885         13,092
  Change in accrued interest payable...............................................        26,696        3,242           (273)
  Change in income earned not collected............................................       (11,746)       1,007         (2,173)
  Origination of loans held for sale...............................................       (85,148)     (72,804)      (315,517)
  Proceeds from sale of loans......................................................        75,964      116,125        284,216
  (Gain) loss on sale of mortgage loans............................................          (809)         862         (8,010)
  Net amortization of premiums and discounts.......................................        19,634       27,439         17,493
  Net change in other assets.......................................................       (15,383)      39,980         (8,396)
  Net change in other liabilities..................................................         4,798      (16,263)         1,944
Net cash provided by operating activities..........................................       100,822      167,649         48,016
INVESTING ACTIVITIES
  Dispositions of premises and equipment...........................................         3,445        2,364            910
  Additions to premises and equipment..............................................       (31,147)     (20,254)       (34,390)
  Net increase in loans outstanding................................................      (254,326)    (498,396)       (86,550)
  Purchases of investment securities...............................................    (1,328,178)    (207,601)    (1,045,662)
  Proceeds from maturities of investment securities................................       826,129      576,293        708,145
  Proceeds from sale of investment securities......................................            --           --          3,956
  Net change in federal funds sold.................................................       (25,023)      16,300         90,000
  Purchases of institutions, net of cash acquired..................................       106,092       (6,533)       128,041
Net cash used by investing activities..............................................      (703,008)    (137,827)      (235,550)
FINANCING ACTIVITIES
  Repurchases of common stock......................................................        (1,545)      (4,228)          (700)
  Proceeds from issuance of stock, net of related costs............................         3,036        2,948          6,441
  Cash dividends paid..............................................................        (8,817)      (7,311)        (6,063)
  Net change in time deposits......................................................       536,251       (4,854)         6,631
  Net change in demand and other interest-bearing deposits.........................        (3,811)      24,901        174,161
  Net change in short-term borrowings..............................................        70,188       38,874         34,122
  Repayments of long-term obligations..............................................          (196)     (17,294)          (541)
Net cash provided by financing activities..........................................       595,106       33,036        214,051
Change in cash and due from banks..................................................        (7,080)      62,858         26,517
Cash and due from banks at beginning of year.......................................       455,710      392,852        366,335
Cash and due from banks at end of year.............................................   $   448,630    $ 455,710    $   392,852
Cash payments for:
  Interest.........................................................................   $   197,334    $ 144,844    $   137,812
  Income taxes.....................................................................        27,454       27,667         34,021
Supplemental disclosure of noncash investing and financing activities:
  Common stock issued for acquisitions.............................................   $    21,846    $  18,485             --
  Long-term obligations issued for acquisitions....................................         2,494           --    $       849

          See accompanying Notes to Consolidated Financial Statements.
                                       42

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  BASIS OF PRESENTATION AND CONSOLIDATION
     First Citizens BancShares, Inc. ("BancShares") is a bank holding company with three banking subsidiaries -- First-Citizens Bank & Trust Company (the "Bank"), Bank of Marlinton ("Marlinton"), and Bank of White Sulphur Springs ("WSS"). On January 1, 1996, a fourth banking subsidiary, based in Virginia, was merged into the Bank. The accounting and reporting policies of BancShares and its subsidiaries are in accordance with generally accepted accounting principles and, with regard to the banking subsidiaries, conform to general industry practices.
     The Bank, Marlinton and WSS conduct a full-service banking business designed to meet the needs of both consumers and commercial entities in the markets in which they serve. These services include normal taking of deposits, commercial and consumer lending, a full service trust department and other activities incidental to commercial banking. The Bank also services residential mortgages for other entities in exchange for a monthly servicing fee. The Bank's primary market area includes North Carolina and Virginia, while Marlinton and WSS both serve individual communities within West Virginia.
     The Bank has ten wholly-owned subsidiaries. Neuse, Incorporated owns a substantial number of the facilities in which the Bank operates branches and also operates an insurance agency, which acts as agent for credit-related insurance associated with various areas of the Bank's business. American Guaranty Insurance Company is engaged in writing fire and casualty insurance. Triangle Life Insurance Company writes credit life and credit accident and health insurance. First Citizens Processing Services provides operating support services for affiliate banks. First Citizens Investor Services provides investment services, including sales of annuities and third party mutual funds, to customers of the Bank. Other subsidiaries are either inactive or are not material to the consolidated financial statements.
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates made by BancShares in the preparation of its consolidated financial statements are the determination of the reserve for loan losses, the valuation allowance for deferred tax assets, and fair value estimates.
     Intercompany accounts and transactions have been eliminated. Certain amounts for prior years have been reclassified to conform with the presentations for 1995. However, the reclassifications have no effect on shareholders' equity or net income as previously reported.
  INVESTMENT SECURITIES
     BancShares adopted Statement of Financial Accounting Standards No. 115 ("Statement 115") effective January 1, 1994. Statement 115 requires segregation of the investment portfolio, with all securities classified as held to maturity, available for sale, or held for trading purposes. As of December 31, 1995 and 1994, all investment securities are classified as held to maturity, as BancShares has the ability and the positive intent to hold its investment securities until maturity. These securities are stated at cost adjusted for amortization of premium and accretion of discount. Accreted discounts and amortized premiums are included in interest income on an effective yield basis.
     At December 31, 1995 and 1994, BancShares had no investment securities classified as either available for sale or held in a trading portfolio.
  LOANS
     Loans that are held for investment purposes are carried at their principal amount outstanding. Those loans that are held for sale are carried at the lower of aggregate cost or market. Interest on substantially all loans is accrued and credited to interest income based upon the daily principal amount.
                                       43

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued
  LOAN FEES
     Fees collected and certain costs incurred related to loan originations are deferred and amortized as an adjustment to interest income over the life of the related loans, using a method that approximates a constant yield.
  MORTGAGE SERVICING RIGHTS
     BancShares adopted Statement of Financial Accounting Standards No. 122 ("Statement 122") effective January 1, 1996. Statement 122 requires any entity engaged in mortgage banking activities to recognize as separate assets any rights to service mortgage loans for others. When mortgage servicing rights are acquired or result from the sale of origination activity with servicing rights retained, the servicer should assign a value to the servicing rights based on the relative fair values if it is practicable to estimate those fair values. Statement 122 also requires a servicer to assess its capitalized mortgage servicing rights for impairment based on the fair values of those rights.
     BancShares does not believe that the adoption of Statement 122 will have a material impact on its consolidated financial statements upon adoption. However, Statement 122 could have a material impact on BancShares' future consolidated financial statements should market conditions result in an increased volume of mortgage banking activities or the recognition of impairment valuation allowances.
  RESERVE FOR LOAN LOSSES
     The reserve for loan losses is established by charges to operating expense and recognition of acquired institutions' previously established reserves. To determine the reserve needed, management evaluates the risk characteristics of the loan portfolio under current and projected economic conditions and considers such factors as the financial condition of the borrower, fair market value of collateral and other items that, in management's opinion, deserve current recognition in estimating possible credit losses.
     BancShares adopted Statements of Financial Accounting Standards No. 114 and No. 118 (collectively, "Statement 114") effective January 1, 1995. The adoption of Statement 114 did not have a material effect on BancShares' financial condition or results of operations. Under Statement 114, the reserve for loan losses related to loans that are identified as impaired is based on discounted cash flows using the loans' initial interest rates or, if the loan is secured, the fair value of the collateral. Residential mortgage loans, retail installment loans and credit card loans are excluded from Statement 114 as they are evaluated collectively for impairment since they are homogeneous and generally carry smaller individual balances.
     Management considers the established reserve adequate to absorb future losses that relate to loans outstanding as of December 31, 1995, although future additions to the reserve may be necessary based on changes in economic and other conditions. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's reserve for loan losses. Such agencies may require the recognition of additions to the reserve based on their judgments of information available to them at the time of their examination.
  NONACCRUAL LOANS AND OTHER REAL ESTATE
     Accrual of interest on loans (including impaired loans) is discontinued when management deems that collection of additional interest is doubtful. At that time, any interest receivable that was accrued during the current period is reversed and any interest accrued in prior periods is charged off. Any payments received from the borrower while the loan is classified as nonaccrual are generally applied to the outstanding principal balance. Loans are returned to an accrual status when both principal and interest are current and the loan is determined to be performing in accordance with the applicable loan terms.
     Other real estate acquired through foreclosure is valued at the lower of the loan balance at the time of foreclosure or estimated fair market value net of selling costs and is included in other assets. Once acquired, other real estate is periodically reviewed to ensure that the fair market value of the property supports the carrying value, with writedowns recorded
                                       44

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued
when necessary. Gains and losses resulting from the sale or writedown of other real estate and income and expenses related to the operation of other real estate are recorded in other expense.
  INTANGIBLE ASSETS
     Goodwill arising from acquisitions in which the purchase price exceeds the fair value of net assets acquired is amortized using the straight-line method over a 15 year period. Deposit base intangibles are amortized over the expected life of the specific deposit base using either the straight-line or an accelerated method of amortization based on when the asset was recorded. Intangible assets are subject to periodic review and are adjusted for any impairment of value.
  IMPAIRMENT OF LONG-LIVED ASSETS
     Statement of Financial Accounting Standards No. 121 ("Statement 121") which became effective January 1, 1996, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. Statement 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss should be recognized if the sum of the undiscounted future cash flows is less than the carrying amount of the asset. Those assets to be disposed of are to be reported at the lower of the carrying amount or fair value less costs to sell. Adoption of Statement 121 should not have a material effect on BancShares' consolidated financial statements at the date of adoption. However, Statement 121 could have a material impact on BancShares' consolidated financial statements for future periods should an event or changes in circumstances occur in such future periods, requiring a review by management for impairment.
  PREMISES AND EQUIPMENT
     Premises and equipment are stated at cost less accumulated depreciation and amortization. For financial reporting purposes, depreciation and amortization are computed by the straight-line method and are charged to operations over the estimated useful lives of the assets, which range from 25 to 40 years for premises and three to 10 years for furniture and equipment. Leasehold improvements are amortized over the terms of the respective leases or the useful lives of the improvements, whichever is shorter. Gains and losses on dispositions are recorded in other income. Maintenance and repairs are charged to occupancy expense or equipment expense as incurred.
  INCOME TAXES
     Income tax expense is based on consolidated net income and generally differs from income taxes paid due to deferred income taxes and benefits arising from income and expenses being recognized in different periods for financial and income tax reporting purposes. BancShares and its subsidiaries file a consolidated federal income tax return. Each subsidiary pays its allocation of federal income taxes or receives a payment to the extent that tax benefits are realized. BancShares and its subsidiaries each file separate state income tax returns.
  PER SHARE DATA
     Net income per share has been computed by dividing net income by the weighted average number of both classes of common shares outstanding during each period. The weighted average number of shares outstanding for 1995, 1994 and 1993 was 10,597,066; 9,944,927 and 9,701,389, respectively. Outstanding options to purchase shares of common stock were not materially dilutive to the computation of net income per share in any period.
     Cash dividends per share apply to both Class A and Class B common stock as both classes share equally in dividends. Class A common stock carries one vote per share, while shares of Class B common stock carry 16 votes per share.
                                       45

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE B -- INVESTMENT SECURITIES
     The aggregate values of investment securities at December 31 along with gross unrealized gains and losses are as follows:

                                                                                           GROSS         GROSS
                                                                              BOOK       UNREALIZED    UNREALIZED      MARKET
                                                                              VALUE        GAINS         LOSSES         VALUE
1995
  U.S. Government.......................................................   $ 1,972,129    $ 10,697      $ (2,296)    $ 1,980,530
  State, county and municipal...........................................         8,033         178           (10)          8,201
  Other.................................................................         2,986           4            (5)          2,985
     Total investment securities........................................   $ 1,983,148    $ 10,879      $ (2,311)    $ 1,991,716
1994
  U.S. Government.......................................................   $ 1,453,951    $     39      $(35,257)    $ 1,418,733
  State, county and municipal...........................................         4,603          10           (64)          4,549
  Other.................................................................           415           0             0             415
     Total investment securities........................................   $ 1,458,969    $     49      $(35,321)    $ 1,423,697

     The maturities of investment securities at December 31 are as follows:

                                                                                  1995                        1994
                                                                           BOOK         MARKET         BOOK         MARKET
                                                                           VALUE         VALUE         VALUE         VALUE
Within one year......................................................   $   929,761   $   931,954   $   849,740   $   838,804
One through five years...............................................     1,041,434     1,047,733       601,019       577,065
Five to 10 years.....................................................         4,587         4,636         5,181         4,910
More than 10 years...................................................         7,366         7,393         3,029         2,918
     Total investment securities.....................................   $ 1,983,148   $ 1,991,716   $ 1,458,969   $ 1,423,697

     Investment securities having an aggregate par value of $819,043 at December 31, 1995, and $730,195 at December 31, 1994, were pledged as collateral to secure public funds on deposit and for other purposes as required by law.
NOTE C -- LOANS
     Loans at December 31 are summarized as follows:

                                                                                1995          1994
Loans secured by real estate:
  Construction and land development.......................................   $   104,540   $   100,708
  Mortgage................................................................     2,735,418     2,475,281
Commercial and industrial.................................................       466,462       373,947
Consumer..................................................................     1,199,400     1,119,994
Lease financing...........................................................        59,899        60,598
All other loans...........................................................        15,000        17,605
  Total loans.............................................................   $ 4,580,719   $ 4,148,133

     Included in total loans as of December 31, 1995 and 1994 is unearned income of $4,913 and $4,316, respectively, substantially all of which relates to deferred origination fees. There were no foreign loans outstanding during either period, nor were there any material highly leveraged transactions. There are no loan concentrations exceeding 10 percent of loans outstanding involving multiple borrowers in similar activities or industries at December 31, 1995. Substantially all loans are to customers domiciled within BancShares' principal market areas.
                                       46

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE C -- LOANS -- Continued
     At December 31, 1995 and 1994 nonperforming loans consisted of nonaccrual loans and amounted to $13,208 and $21,069, respectively. Gross interest income on nonperforming loans that would have been recorded had these loans been performing was $1,556, $1,430 and $2,354 during 1995, 1994 and 1993, respectively. Interest income recognized on nonperforming loans was $595, $693 and $1,083 during the respective periods. As of December 31, 1995 and 1994, the balance of other real estate acquired through foreclosure was $2,154 and $5,926, respectively. Loans transferred to other real estate totaled $2,110, $1,894 and $5,037 during 1995, 1994 and 1993, respectively.
     Activity related to the sale of loans is summarized as follows:

                                                                                              1995        1994        1993
Loans held for sale at December 31.......................................................   $  15,388   $  5,395    $  49,578
For the year ended December 31:
  Loans sold.............................................................................      75,155    116,987      276,206
  Net gain (loss) on sale of loans.......................................................         809       (862)       8,010

NOTE D -- RESERVE FOR LOAN LOSSES
     Activity in the reserve for loan losses is summarized as follows:

                                                                                              1995        1994        1993
Balance at beginning of year.............................................................   $72,017     $70,049     $58,380
Reserve of acquired institutions.........................................................     3,231       1,009       8,269
Provision for loan losses................................................................     5,364       2,786      15,245
Loans charged off........................................................................    (7,262 )    (8,480 )   (15,643 )
Loans recovered..........................................................................     5,145       6,653       3,798
Net charge-offs..........................................................................    (2,117 )    (1,827 )   (11,845 )
  Balance at end of year.................................................................   $78,495     $72,017     $70,049

     At December 31, 1995, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $11,119, all of which were classified as nonaccrual. Specific reserves of $865 have been established for these loans. The average recorded investment in impaired loans during the year ended December 31, 1995, was approximately $14,326. For the year ended December 31, 1995, BancShares recognized interest income on those impaired loans of approximately $543. The amount of interest income recognized on a cash basis for impaired loans was not material.
NOTE E -- PREMISES AND EQUIPMENT
     Major classifications of premises and equipment at December 31 are summarized as follows:

                                                                                              1995        1994        1993
Land.....................................................................................   $  46,200   $  40,827   $  34,921
Premises and leasehold improvements......................................................     160,116     141,332     138,660
Furniture and equipment..................................................................     112,070     106,482     101,082
  Total..................................................................................     318,386     288,641     274,663
Less accumulated depreciation and amortization...........................................     110,146      99,817      89,789
  Net book value.........................................................................   $ 208,240   $ 188,824   $ 184,874
Depreciation expense charged to operations...............................................   $  16,882   $  15,885   $  13,092

     Premises with a book value of $3,188 at December 31, 1995, and $3,142 at December 31, 1994, were pledged to secure mortgage notes payable.
                                       47

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE E -- PREMISES AND EQUIPMENT -- Continued
     BancShares leases certain premises and equipment under various lease agreements that provide for payment of property taxes, insurance and maintenance costs. Generally, operating leases provide for one or more renewal options on the same basis as current rental terms. However, certain leases require increased rentals under cost of living escalation clauses. Certain of the leases also provide purchase options.
     Future minimum rental commitments for noncancellable operating leases with initial or remaining terms of one or more years consisted of the following at December 31, 1995:

YEAR ENDING DECEMBER 31:                                                          AMOUNT
1996..........................................................................   $   9,726
1997..........................................................................       9,304
1998..........................................................................       8,321
1999..........................................................................       7,314
2000..........................................................................       5,588
Thereafter....................................................................      63,176
  Total minimum payments......................................................   $ 103,429

     Total rent expense for all operating leases amounted to $11,998 in 1995, $11,118 in 1994 and $10,449 in 1993.
NOTE F -- SHORT-TERM BORROWINGS
     Short-term borrowings at December 31 are as follows:

                                                                       1995        1994
Master notes......................................................   $ 257,178   $ 173,250
Federal funds purchased...........................................      64,085      76,430
Repurchase agreements.............................................      25,022      14,970
U.S. Treasury tax and loan accounts...............................      17,581      20,046
Other.............................................................      12,665       6,165
  Total short-term borrowings.....................................   $ 376,531   $ 290,861

     Master notes are overnight unsecured borrowings by BancShares from Bank customers. The rate on Master notes was 4.74 percent as of December 31, 1995. During 1995, the weighted average rate on Master note borrowings was 4.96 percent, and the average amount outstanding was $203,114. The largest amount outstanding at any month-end during 1995 was $257,178.
                                       48

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE G -- LONG-TERM OBLIGATIONS
     Long-term obligations at December 31 are as follows:

                                                                                                             1995       1994
Variable rate note at 6.77 percent and 6.25 percent at December 31, 1995 and 1994, respectively, payable
  in quarterly installments with final payment of $9,305 due in April 1997, unsecured...................   $  9,305   $ 10,445
Federal Home Loan Bank advances with a weighted average rate of 5.21 percent at December 31, 1995, and
  4.66 percent at December 31, 1994, with maturities extending to 1999, secured by U.S. Government
  securities............................................................................................      7,999     20,531
Mortgage notes payable at 8 percent, due in periodic payments through 2004, secured by premises.........      1,821      2,017
Note payable at 7.89 percent, maturing in 2009, secured by collateralized mortgage obligation...........        489        700
Subordinated notes payable at 7 percent maturing June 18, 1998..........................................        849        849
Subordinated notes payable at 8 percent maturing February 23, 2000......................................        170         --
Subordinated notes payable at 7.50 percent maturing February 23, 2005...................................      2,324         --
  Total long-term obligations...........................................................................   $ 22,957   $ 34,542

     Long-term obligations maturing in each of the five years subsequent to December 31, 1995, are as follows:

1996...........................................................................   $    176
1997...........................................................................      9,495
1998...........................................................................      1,055
1999...........................................................................      8,222
2000...........................................................................        411
Thereafter.....................................................................      3,598
                                                                                  $ 22,957

NOTE H -- COMMON STOCK
     On October 23, 1995, the Board of Directors of BancShares authorized the corporation to purchase on the open market or in private transactions up to 300,000 shares of its outstanding Class A common stock and up to 100,000 shares of its outstanding Class B common stock. The authorization is effective for a period of 12 months. The following table sets forth information related to shares purchased for the years ended December 31:

                                                              1995       1994       1993
Class A
  Number of shares purchased..............................    28,386     85,850         --
  Cash disbursed..........................................   $ 1,394   $  3,769         --
Class B
  Number of shares purchased..............................     2,987     10,617     13,147
  Cash disbursed..........................................   $   151   $    459   $    700

     Shares purchased are retired by a charge to common stock for the par value of the shares retired and to retained earnings for the cost in excess of par value.
     As of December 31, 1995, there were 226,329 shares reserved for issuance under the Dividend Reinvestment and Stock Purchase Plan. Additionally, as of December 31, 1995, a total of 923,917 shares that have been registered for issuance under an employee stock purchase plan remain unissued.
                                       49

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE I -- ESTIMATED FAIR VALUES
     Fair value estimates for financial instruments are made at a discrete point in time based on relevant market information and information about each financial instrument. Where information regarding the market value of a financial instrument is available, those values are used, as is the case with investment securities and residential mortgage loans. In these cases, an open market exists in which those financial instruments are actively traded.
     Because no market exists for many financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. For those financial instruments with a fixed interest rate, an analysis of the related cash flows was the basis for estimating fair values. The expected cash flows were then discounted to the valuation date using an appropriate discount rate. The discount rates used represent the rates under which similar transactions would be currently negotiated. Generally, the fair value of variable rate financial instruments equals the book value.
     Estimated fair values for financial instruments at December 31 are as follows:

                                                                                  1995                        1994
                                                                           BOOK          FAIR          BOOK          FAIR
                                                                           VALUE         VALUE         VALUE         VALUE
Financial Assets:
  Cash and due from banks............................................   $   448,630   $   448,630   $   455,710   $   455,710
  Investment securities..............................................     1,983,148     1,991,716     1,458,969     1,423,697
  Federal funds sold.................................................        40,445        40,445         6,750         6,750
  Loans, net of reserve for loan losses..............................     4,502,224     4,523,601     4,076,116     3,973,097
  Income earned not collected........................................        58,237        58,237        45,194        45,194
Financial Liabilities:
  Deposits...........................................................     6,388,082     6,551,761     5,517,589     5,510,810
  Short-term borrowings..............................................       376,531       376,531       290,861       290,861
  Long-term obligations..............................................        22,957        23,509        34,542        32,933
  Accrued interest payable...........................................        47,721        47,721        20,391        20,391

     Forward commitments to sell loans as of December 31, 1995, and 1994 had no carrying value and unrealized losses of $20 and $23, respectively. For other off-balance sheet commitments and contingencies, carrying amounts are reasonable estimates of the fair values for such financial instruments. Carrying amounts include unamortized fee income and, in some cases, reserves for any projected credit loss from those financial instruments. These amounts are not material to BancShares' financial position.
NOTE J -- EMPLOYEE BENEFIT PLANS
     Employees who qualify under length of service and other requirements participate in a noncontributory defined benefit pension plan. Under the plan, retirement benefits are based on years of service and average earnings. The policy is to fund the maximum amount allowable for federal income tax purposes. No contribution was made during the three-year period ending December 31, 1995. The plan's assets consist primarily of investments in the Bank's common trust funds, which include listed common stocks and fixed income securities.
     At December 31, 1995, the plan's assets also included BancShares common stock with a market value of $8,710. While applicable regulations would generally prohibit the ownership of BancShares stock by the plan, the Bank has received an exemption from the Department of Labor which allows the plan to continue to hold the stock. However, the plan's interests for all purposes with respect to the stock are now represented by an independent fiduciary. BancShares has executed an agreement to purchase any or all of the shares held by the plan if the fiduciary determines that it is in the best interest of the plan.
                                       50

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE J -- EMPLOYEE BENEFIT PLANS -- Continued
     The following table sets forth the plan's funded status at December 31:

                                                                                                          1995         1994
Pension benefit obligation:
  Vested.............................................................................................   $ (81,717)   $(68,928)
  Nonvested..........................................................................................      (1,564)     (1,578)
Accumulated benefit obligation.......................................................................     (83,281)    (70,506)
Effect of projected future compensation levels.......................................................     (19,800)    (17,889)
Projected benefit obligation.........................................................................    (103,081)    (88,395)
Market value of plan assets..........................................................................     128,911     105,376
Plan assets in excess of projected benefit obligation................................................      25,830      16,981
Unrecognized net transition asset....................................................................      (8,530)     (9,759)
Unrecognized net (gain) loss due to difference in past experience and assumptions....................     (17,006)     (6,620)
Unrecognized prior service cost......................................................................       1,505       1,659
Prepaid pension asset................................................................................   $   1,799    $  2,261

     The net periodic pension cost (credit) for the years ended December 31 included the following:

                                                                         1995        1994       1993
Service costs.......................................................   $  3,139    $  3,275    $ 2,686
Interest costs......................................................      7,073       6,544      6,183
Actual return on plan assets........................................    (26,745)      2,101     (7,440)
Net amortization and deferral.......................................     16,842     (11,373)    (1,474)
Net periodic pension cost (credit)..................................   $    309    $    547    ($   45)

     Prior service cost is being amortized on a straight-line basis over the estimated average remaining service period of employees. In determining the projected benefit obligation at December 31, 1995, 1994, and 1993, the following assumptions were used:

                                                                             1995     1994     1993
Weighted average discount rate............................................    7.25%    7.75%    7.25%
Rate of future compensation increases.....................................    4.25     4.50     4.50
Long-term rate of return on plan assets...................................    8.25     8.50     8.25

     Employees are also eligible to participate in a matching savings plan after one year of service. During 1995 BancShares made participating contributions to this plan of $3,155 compared to $2,907 during 1994 and $2,709 during 1993.
                                       51

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE J -- EMPLOYEE BENEFIT PLANS -- Continued
     Certain employees have been granted options to purchase shares of BancShares' Class A common stock through employee stock purchase plans. The plans are qualified plans under the Internal Revenue Code. The number of options granted was determined based on each eligible employee's salary as of the grant date. The option price for each of the plans is fixed at 85 percent of the market price on the grant date. As of December 31, 1995, options to purchase a total of 146,800 shares remained, net of the 41,230 options that have been forfeited. Additional information is as follows:

                                                                        1994 PLAN        1992 PLAN
Options granted....................................................          264,113          474,768
Grant date.........................................................     July 1, 1994     July 1, 1992
Option price per share.............................................           $37.83           $29.96
Number of shares purchased during:
  1995.............................................................           64,881               --
  1994.............................................................           11,202           68,206
  1993.............................................................               --          164,917
Plan termination date..............................................    June 30, 1996    June 30, 1994

NOTE K -- OTHER INCOME AND OTHER EXPENSE
     Included in other income for the year ended December 31, 1995, was net premium income earned by the insurance subsidiaries, which amounted to $3,964. Net premium income earned during 1994 and 1993 was $4,495 and $4,953, respectively.
     Other expense for the years ended December 31 consisted of the following:

                                                                                                  1995       1994       1993
Credit card expense..........................................................................   $  9,106   $  8,587   $  6,814
FDIC insurance...............................................................................      8,418     11,831     10,496
Telecommunication............................................................................      6,790      6,743      6,528
Amortization of intangibles..................................................................      5,877      3,993      3,157
Postage......................................................................................      5,701      4,907      3,996
Other........................................................................................     41,351     38,174     37,940
       Total other expense...................................................................   $ 77,243   $ 74,235   $ 68,931

NOTE L -- INCOME TAXES
     At December 31, income tax expense consisted of the following:

                                                                                                 1995       1994       1993
Current tax expense
  Federal....................................................................................   $30,757    $28,446    $33,448
  State......................................................................................     1,120         --         --
     Total current tax expense...............................................................    31,877     28,446     33,448
Deferred tax expense (benefit)
  Federal....................................................................................      (111)    (1,579)    (4,807)
  State......................................................................................    (1,343)        --         --
     Total deferred tax benefit..............................................................    (1,454)    (1,579)    (4,807)
     Total tax expense.......................................................................   $30,423    $26,867    $28,641

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE L -- INCOME TAXES -- Continued
     Income tax expense differed from the amounts computed by applying the federal income tax rate of 35 percent in each period to pretax income as a result of the following:

                                                                                                 1995       1994       1993
Income tax at statutory rates................................................................   $30,565    $27,243    $29,479
Increase (reduction) in income taxes resulting from:
  Adjustment to deferred tax assets and liabilities for enacted changes in laws and rates....        --         --       (483)
  Amortization of goodwill...................................................................     1,280        674        382
  Nontaxable income on loans and investments, net of nondeductible expenses..................    (1,378)    (1,346)    (1,070)
  State and local income taxes (benefit), including change in valuation allowance, net of
     federal income tax......................................................................      (145)        73         40
  Other, net.................................................................................       101        223        293
     Total tax expense.......................................................................   $30,423    $26,867    $28,641

     The net deferred tax asset included the following components at December
31:

                                                                                                            1995       1994
Loan loss reserve.......................................................................................   $31,426    $27,780
Net deferred loan fees and costs........................................................................     2,066      1,682
Losses on other real estate.............................................................................     1,286      1,198
Net operating loss carryforwards........................................................................       978      1,024
Other...................................................................................................     6,068      6,190
  Gross deferred tax asset..............................................................................    41,824     37,874
Less: valuation allowance...............................................................................    (2,620)    (3,493)
  Deferred tax asset....................................................................................    39,204     34,381
Accelerated depreciation................................................................................     4,654      3,344
Accretion of bond discount..............................................................................       768        292
Net periodic pension credit.............................................................................       639        791
Tax loan loss reserve reversal..........................................................................     1,295      1,071
Other...................................................................................................     5,449      4,276
  Deferred tax liability................................................................................    12,805      9,774
  Net deferred tax asset................................................................................   $26,399    $24,607

     Due to changes in asset mix and the resulting composition of net interest income, BancShares incurred income tax expense within its principal state jurisdiction in 1995. Prior to 1995, BancShares incurred immaterial amounts of state income tax expense and established a valuation allowance for the entire amount of its net state deferred tax asset. During 1995, the valuation allowance, which is recorded net of federal taxes, was reduced by $873, which resulted in a deferred state tax benefit in 1995 of $1,343. At December 31, 1995, the state tax valuation allowance represents approximately 75% of the gross state deferred tax asset. The net state deferred tax asset of $1,343 is the amount which BancShares believes is more likely than not to be realized. NOTE M -- RELATED PARTY TRANSACTIONS
     The banks have had, and expect to have in the future, banking transactions in the ordinary course of business with several directors, officers and their associates ("related parties"), on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Those transactions neither involve more than the normal risk of collectibility nor present any unfavorable features.
                                       53

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE M -- RELATED PARTY TRANSACTIONS -- Continued
     An analysis of changes in aggregate amounts of related party loans for the year ended December 31, 1995, which excludes aggregate loans totaling less than $60 to any one related party, is as follows:

Balance at beginning of year.......................................   $  5,643
New loans..........................................................      8,141
Repayments.........................................................      1,842
Balance at end of year.............................................   $ 11,942

     BancShares provides certain processing and operational services to other financial institutions. Certain of these institutions are deemed to be related parties since certain control persons of BancShares are also deemed to be control persons of the other banks. During 1995 and 1994, BancShares received $9,031 and $7,976, respectively, for services rendered to related parties, substantially all of which is included in fee income and relates to data processing services provided. The amount earned by BancShares during 1993 was not material.
NOTE N -- ACQUISITIONS
     BancShares and the Bank have entered into and consummated numerous acquisitions in recent years. All of the transactions have been accounted for as purchases, with the results of operations not included in BancShares' Statements of Income until after the transaction date. The pro forma impact of the acquisitions as though they had been made at the beginning of the periods presented is not material to BancShares' consolidated financial statements.
     As of December 31, 1995 and 1994, BancShares had goodwill of $50,249 and $31,274, respectively. Deposit intangibles totaled $23,140 and $10,842, respectively.
     The following table provides information regarding the significant acquisitions that have been consummated during the three-year period ending December 31, 1995:

                                                                              DEPOSIT
                                                                ASSETS      LIABILITIES     RESULTING
DATE               INSTITUTION/LOCATION                        ACQUIRED       ASSUMED       INTANGIBLE
June 1995          Bank of White Sulphur Springs
                   White Sulphur Springs, West Virginia        $ 64,589      $   59,174      $  5,691
May 1995           9 NationsBank of Virginia branches
                   Southern Virginia                            133,175         143,494        10,801
March 1995         State Bank
                   Fayetteville, North Carolina                  49,700          41,238         5,555
February 1995      First Investors Savings Bank, Inc., SSB
                   Whiteville, North Carolina                    44,426          40,846         4,325
February 1995      Pace American Bank
                   Lawrenceville, Virginia                       58,660          53,303         6,954
December 1994      First Republic Savings Bank, FSB
                   Roanoke Rapids, North Carolina                53,661          42,998         6,250
September 1994     Bank of Marlinton
                   Marlinton, West Virginia                      51,646          46,647         4,605
August 1994        Edgecombe Homestead Savings Bank
                   Tarboro, North Carolina                       39,181          30,195         4,547
March 1994         Bank of Bladenboro
                   Bladenboro, North Carolina                    21,316          19,515         1,607
September 1993     Pioneer Bancorp, Inc.
                   Rocky Mount, North Carolina                  268,845         216,226         8,114
June 1993          Caldwell Savings Bank, Inc. SSB
                   Lenoir, North Carolina                        45,863          40,662           724

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE N -- ACQUISITIONS -- Continued
     During 1993, the Bank also assumed $105,662 in deposit liabilities from the Resolution Trust Corporation ("RTC") in conjunction with the resolution of two institutions by the RTC. The Bank paid a premium of $7,318 for these deposits.
     During February 1996, BancShares acquired Sanford, North Carolina-based Allied Bank Capital, Inc., and its two subsidiaries, Summit Savings Bank Inc., SSB and Peoples Savings Bank, Inc., SSB. The Bank acquired assets of approximately $265,855 and assumed deposit liabilities of $213,960. The approximate value of the intangible asset which will be recorded is $32,000. NOTE O -- REGULATORY REQUIREMENTS
     BancShares and its banking subsidiaries are subject to certain requirements imposed by state and federal banking statutes and regulations. These regulations establish guidelines for minimum capital levels, restrict certain dividend payments and require the maintenance of noninterest-bearing reserve balances at the Federal Reserve Bank. Such reserves averaged $159,417 during 1995, of which $86,215 was satisified by vault cash and the remainder by amounts held in the Federal Reserve Bank.
     Various regulatory agencies have implemented guidelines that evaluate capital based on risk adjusted assets. An additional capital computation evaluates capital after adjusting for intangibles. Failure to meet minimum capital requirements may result in certain actions by regulators that could have a direct material effect on the financial statements.
     BancShares' capital ratios as of December 31, 1995 and 1994, and the minimum capital standards established by regulatory agencies are set forth below:

                                                                               REGULATORY
                                                             1995     1994      MINIMUM
Leverage capital..........................................   6.1  %   6.5  %       3.0%
As a percentage of risk adjusted assets:
  Core capital............................................   9.6  %   10.1 %       4.0%
  Total capital...........................................   10.9 %   11.3 %       8.0%

     The Board of Directors of the Bank may declare a dividend of a portion of its undivided profits as it may deem appropriate, subject to the requirements of the General Statutes of North Carolina, without prior approval from the requisite regulatory authorities. As of December 31, 1995, this amount was approximately $335,727. Dividends declared by the Bank amounted to $39,273 in 1995, $10,667 in 1994, and $970 in 1993.
     Various proposals are being considered by the United States Congress concerning a possible merger of the two deposit funds administered by the Federal Deposit Insurance Corporation, the Bank Insurance Fund (the "BIF") and the Savings Association Insurance Fund (the "SAIF"). Central to that discussion is the recapitalization of the SAIF prior to such a merger, and most of the proposals mandate a special one-time assessment of SAIF-insured deposits at rates up to 85 basis points of the SAIF-insured deposits. A final assessment rate has yet to be determined, and due to the uncertainty as to which, if any, of the proposals will be adopted and the ultimate amount of the assessment to be levied on the SAIF-insured deposits, the impact of the proposals and the assessment is impossible to predict with certainty at this time. As of December 31, 1995, BancShares and its subsidiaries had $1,857,928 of SAIF-insured deposits.
NOTE P -- COMMITMENTS AND CONTINGENCIES
     In the normal course of business, BancShares and its subsidiaries have financial instruments with off-balance sheet risk in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and forward commitments to sell loans. These instruments involve, to varying degrees, elements of credit, interest rate or liquidity risk.
                                       55

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE P -- COMMITMENTS AND CONTINGENCIES -- Continued
     Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. Established credit standards control the credit-risk exposure associated with these commitments. In some cases, BancShares requires that collateral be pledged to secure the commitment. At December 31, 1995 and 1994, BancShares had unused commitments totaling $1,403,938 and $1,245,613, respectively.
     Standby letters of credit are conditional commitments guaranteeing performance of a customer to a third party. Those guarantees are issued primarily to support public and private borrowing arrangements. In order to minimize its exposure, the BancShares' credit policies also govern the issuance of standby letters of credit. At December 31, 1995 and 1994, BancShares had standby letters of credit amounting to $12,188 and $10,410, respectively.
     Management has elected to enter into forward commitments to sell loans as a hedge against fluctuations in market rates for the commitments to originate residential mortgage loans. These forward commitments, which totaled $16,000 and $1,453 at December 31, 1995 and 1994, respectively, were at fixed prices and were scheduled to settle within 60 days of that date. At December 31, 1995 and 1994, these forward commitments had no carrying value and unrealized losses of $20 and $23, respectively. These amounts are included with the carrying value of loans held for sale and commitments to originate mortgage loans when determining whether a valuation allowance is required to reduce the loans and commitments to originate mortgage loans to the lower of cost or fair value.
     BancShares and various subsidiaries have been named as defendants in various legal actions arising from their normal business activities in which damages in various amounts are claimed. Although the amount of any ultimate liability with respect to such matters cannot be determined, in the opinion of management, any such liability will not have a material effect on BancShares' consolidated financial position.
NOTE Q -- FIRST CITIZENS BANCSHARES, INC. ("PARENT COMPANY")
     First Citizens BancShares, Inc.'s principal assets are its investments in and receivables from its banking subsidiaries. Its sources of income are dividends and interest income on funds borrowed by the Bank. The Parent Company's condensed balance sheets as of December 31, 1995 and 1994, and the related condensed statements of income and cash flows for the years ended December 31, 1995, 1994, and 1993 are as follows:
                            CONDENSED BALANCE SHEETS

                                                                                                              DECEMBER 31
                                                                                                           1995        1994
ASSETS
Cash..................................................................................................   $     752   $     725
Investment in bank subsidiaries.......................................................................     482,018     418,409
Due from bank subsidiaries............................................................................     261,959     178,736
Other assets..........................................................................................      39,783      27,901
Total assets..........................................................................................   $ 784,512   $ 625,771
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term borrowings.................................................................................   $ 257,178   $ 173,250
Other liabilities.....................................................................................       6,497       3,110
Common stock:
  Class A.............................................................................................       8,950       8,419
  Class B.............................................................................................       1,766       1,770
Surplus...............................................................................................     106,954      82,631
Retained earnings.....................................................................................     403,167     356,591
  Total liabilities and shareholders' equity..........................................................   $ 784,512   $ 625,771

                FIRST CITIZENS BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)
NOTE Q -- FIRST CITIZENS BANCSHARES, INC. ("PARENT COMPANY") -- Continued
                          CONDENSED INCOME STATEMENTS

                                                                                                   YEAR ENDED DECEMBER 31
                                                                                                  1995       1994      1993
Interest income..............................................................................   $ 10,562   $  6,135   $ 4,136
Interest expense.............................................................................     10,081      5,470     3,836
Net interest income..........................................................................        481        665       300
Dividends from bank subsidiary...............................................................     39,273     10,667       970
Other income.................................................................................         39         56        22
Other expense................................................................................      3,472      2,559     1,737
Income (loss) before income tax benefit and equity in undistributed net income of
  subsidiaries...............................................................................     36,321      8,829      (445)
Income tax benefit...........................................................................         75         14       118
Income (loss) before equity in undistributed income of subsidiaries..........................     36,396      8,843      (327)
Equity in undistributed net income of subsidiaries...........................................     20,510     42,126    55,912
  Net income.................................................................................   $ 56,906   $ 50,969   $55,585

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                  YEAR ENDED DECEMBER 31
                                                                                                1995       1994        1993
OPERATING ACTIVITIES
Net income.................................................................................   $ 56,906    $50,969    $ 55,585
Adjustments:
  Amortization of goodwill.................................................................      2,769      1,814       1,092
  Undistributed net income of subsidiaries.................................................    (20,510)   (42,126)    (55,912)
  Change in other assets...................................................................    (98,897)     4,795          --
  Change in other liabilities..............................................................      3,387     (3,739)     (3,280)
Net cash (used) provided by operating activities...........................................    (56,345)    11,713      (2,515)
INVESTING ACTIVITIES
  Net change in due from subsidiaries......................................................    (83,223)   (17,736)    (22,960)
  Investment in subsidiaries...............................................................    (43,099)        --          --
  Purchase of institutions, net of cash acquired...........................................    106,092     (6,533)         --
Net cash used by investing activities......................................................    (20,230)   (24,269)    (22,960)
FINANCING ACTIVITIES
  Repurchase of common stock...............................................................     (1,545)    (4,228)       (700)
  Proceeds from stock issuance, net of related costs.......................................      3,036      2,948       6,441
  Cash dividends paid......................................................................     (8,817)    (7,311)     (6,063)
  Net change in short-term borrowings......................................................     83,928     19,705      25,294
Net cash provided by financing activities..................................................     76,602     11,114      24,972
Increase (decrease) in cash................................................................         27     (1,442)       (503)
Cash balance at beginning of year..........................................................        725      2,167       2,670
Cash balance at end of year................................................................   $    752    $   725    $  2,167
Cash payments for:
  Interest.................................................................................   $ 10,081    $ 5,470    $  3,836
  Income taxes.............................................................................     27,454     27,667      34,021
Supplemental disclosure of noncash investing and financing activities:
  Common stock issued for acquisitions.....................................................   $ 21,846    $18,485          --

*******************************************************************************
                                   APPENDIX

                        FIRST CITIZENS BANCSHARES, INC.
                             POST OFFICE BOX 27131
                       RALEIGH, NORTH CAROLINA 27611-7131
                     PROXY SOLICITED BY BOARD OF DIRECTORS
   The undersigned hereby appoints Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., Frank B. Holding, Jr., Lewis T. Nunnelee, II, and David L. Ward, Jr., or any of them, attorneys and proxies, with power of substitution, to vote all outstanding shares of Class A and/or Class B common stock of First Citizens BancShares, Inc. ("BancShares") held of record by the undersigned on March 1, 1996, at the Annual Meeting of Shareholders of BancShares to be held in the Second Floor Conference Room at the office of First-Citizens Bank & Trust Company, 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1 o'clock p.m. on April 22, 1996, or any adjournments thereof, on the matters listed below:
1. ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below (except as indicated otherwise).  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

   Nominees: J. M. Alexander, Jr.; T. L. Bissett; B. I. Boyle; G. H. Broadrick;
             H. M. Craig, Jr.; B. M. Farnsworth; L. M. Fetterman; F. B. Holding;
             F. B. Holding, Jr.; L. R. Holding; C. B. C. Holt; E. A. Hubbard; J.
             B. Hyler, Jr.; G. D. Johnson; F. R. Jones; L. S. Jones; I. B. Julian; W. McKay; J. T. Maloney, Jr.; J. C. Mayo, Jr.; B. D. Nash;
             L. T. Nunnelee, II; T. O. Shaw; R. C. Soles, Jr., D. L. Ward, Jr. (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)
2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants of BancShares for 1996.
                     [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

3. OTHER BUSINESS: In their discretion, the persons named herein as attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting.
   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AND THIS PROXY WILL BE CARRIED OUT IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND "FOR" PROPOSAL 2 ABOVE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 HAVE BECOME UNAVAILABLE FOR ANY REASON, THE PROXYHOLDERS HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY AN INSTRUMENT REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.
   Please date and sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                     Dated
                                                                      , 1996
                                                                          (SEAL)
                                    (Signature)
                                                                          (SEAL)
                                    (Signature if held jointly)
      PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE
                               ENCLOSED ENVELOPE.